UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☒ Definitive Proxy Statement

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1ST CONSTITUTION BANCORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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1ST CONSTITUTION BANCORP

P.O. Box 634

2650 Route 130 North

Cranbury, New Jersey 08512

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD THURSDAY, MAY 24, 2007

To Our Shareholders:

You are cordially invited to attend the 2007 annual meeting of shareholders of 1st Constitution Bancorp (the “Company”) to be held on Thursday, May 24, 2007 at 3:00 p.m. Eastern Time at the Forsgate Country Club, 375 Forsgate Drive, Monroe Township, New Jersey.

At the annual meeting, shareholders will be asked to consider and vote upon the following matters:

1.	The election of two directors to the Company’s Board of Directors;
2.	The ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2007 fiscal year; and
3.	The conduct of other business if properly raised.

Shareholders of record at the close of business on March 26, 2007 are entitled to notice of, and to vote at, the annual meeting. Whether or not you contemplate attending the annual meeting, we suggest that you promptly execute the enclosed proxy and return it to the Company. You may revoke your proxy at any time prior to the exercise of the proxy by delivering to the Company a later proxy or by delivering a written notice of revocation to the Company.

The Board of Directors of the Company believes that the election of the nominees and the proposal being submitted to the shareholders are in the best interest of the Company and its shareholders and urges you to vote in favor of the nominees and the proposal.

By Order of the Board of Directors

ROBERT F. MANGANO

President and Chief Executive Officer

Cranbury, New Jersey

April 24, 2007

YOUR VOTE IS IMPORTANT

To assure your representation at the annual meeting, please vote your proxy as promptly as possible, whether or not you plan to attend the annual meeting. The prompt return of proxies will save the Company the expense of further requests for proxies to insure a quorum at the annual meeting. A stamped self-addressed envelope is enclosed for your convenience.

1ST CONSTITUTION BANCORP

P.O. Box 634

2650 Route 130 North

Cranbury, New Jersey 08512

PROXY STATEMENT FOR ANNUAL MEETING

OF SHAREHOLDERS TO BE HELD ON MAY 24, 2007

GENERAL PROXY STATEMENT INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors for use at the Company’s 2007 annual meeting of shareholders to be held on May 24, 2007, at 3:00 p.m. Eastern Time, at the Forsgate Country Club, 375 Forsgate Drive, Monroe Township, New Jersey and at any adjournment of the annual meeting.

The first date on which this proxy statement and the enclosed form of proxy are being sent to the shareholders of the Company is on or about April 24, 2007.

1st Constitution Bank is a subsidiary of the Company and is sometimes referred to as the “Bank.”

Outstanding Securities and Voting Rights and Procedures

The close of business of the Company (5:00 p.m. Eastern Time) on March 26, 2007 has been fixed by the Board of Directors as the record date and time for determining shareholders entitled to notice of, and to vote at, the annual meeting. Only shareholders of record as of that date and hour will be entitled to notice of, and to vote at, the annual meeting.

On the record date, there were 3,742,860 shares of common stock of the Company outstanding and eligible to be voted at the annual meeting. Each share is entitled to one vote on each matter properly brought before the annual meeting. Other than Company common stock, there are no other outstanding securities of the Company entitled to vote at the annual meeting.

If the enclosed proxy card is properly signed by a shareholder and is not revoked, the shares represented thereby will be voted at the annual meeting in the manner specified on the proxy. However, if a proxy solicited by the Board of Directors does not specify how it is to be voted, it will be voted as the Board recommends, that is, (a) “FOR” the election of two nominees for director named in this proxy statement; (b) “FOR” the ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007; and (c) in connection with the conduct of other business, if properly raised, in accordance with the judgment of the person or persons voting the proxy. If, for any reason, any of the nominees for director are unable or unavailable to serve or for good cause will not serve, an event that we do not anticipate, the shares represented by the accompanying proxy will be voted for a substitute nominee designated by the Board or the size of the Board may be reduced.

If any other matters are properly presented at the annual meeting for consideration, such as consideration of a motion to adjourn the annual meeting to another time or place, the persons named as proxies will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote, unless the shareholder otherwise specifies in the proxy. At the date of this proxy statement, we do not anticipate that any other matters will be raised at the annual meeting.

Required Vote

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote generally for the election of directors is necessary to constitute a quorum at the annual meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that item and has not received instructions from the beneficial owner.

The affirmative vote of a plurality of the votes cast at the annual meeting is required to elect a director. Thus, an abstention or a broker “non-vote” will have no effect on the outcome of the vote on election of directors at the annual meeting. The affirmative vote of a majority of the votes cast at the annual meeting is required to ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2007 fiscal year.

Election inspectors appointed for the annual meeting will tabulate the votes cast by proxy or in person at the meeting. The election inspectors will determine whether or not a quorum is present. Votes will NOT be considered cast if the shares are not voted for any reason, including an abstention indicated as such on a written proxy or ballot, if directions are given in a written proxy to withhold votes, or if the votes are withheld by a broker.

Revocability of Proxies

Any shareholder giving a proxy has the right to attend and vote at the annual meeting in person. If your shares are held in the name of a bank, broker, or other holder of record, you must obtain a proxy executed in your favor from the holder of record to be able to vote at the annual meeting. If you submit a proxy and then wish to change your vote or vote in person at the annual meeting, you will need to revoke the proxy that you have submitted. You can revoke your proxy at any time before it is exercised by delivery of a properly executed, later-dated proxy or a written revocation of your proxy. A later-dated proxy or written revocation must be received before the meeting by the Corporate Secretary of the Company, at P.O. Box 634, 2650 Route 130 North, Cranbury, New Jersey 08512, or it must be delivered to the Corporate Secretary at the annual meeting before proxies are voted.

Multiple Copies of Annual Report and Proxy Statement

When more than one holder of Company common stock shares the same address, we may deliver only one annual report and one proxy statement to that address unless we have received contrary instructions from one or more of those shareholders. Similarly, brokers and other intermediaries holding shares of Company common stock in “street name” for more than one beneficial owner with the same address may deliver only one annual report and one proxy statement to that address if they have received consent from the beneficial owners of the stock.

We will deliver promptly upon written or oral request a separate copy of the annual report and proxy statement to any shareholder, including a beneficial owner of stock held in “street name,” at a shared address to which a single copy of either of those documents was delivered. To receive additional copies of our annual report and proxy statement, you may call or write Joseph M. Reardon, Senior Vice President and Treasurer, 1st Constitution Bancorp, at P.O. Box 634, 2650 Route 130 North, Cranbury, New Jersey 08512, telephone (609) 655-4500 or send an e-mail to jmr@1stconstitution.com.

You may also contact Mr. Reardon at the address or telephone number above if you are a shareholder of record of the Company and you wish to receive a separate annual report and proxy statement in the future, or if you are currently receiving multiple copies of our annual report and proxy statement and want to request delivery of a single copy in the future. If your shares are held in “street name” and you want to increase or decrease the number of copies of our annual report and proxy statement delivered to your household in the future, you should contact the broker or other intermediary who holds the shares on your behalf.

Solicitation of Proxies

This proxy solicitation is being made by the Board. The cost of the solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone, facsimile, email, or other electronic means by officers, directors and employees of the Company. We will not specially compensate those persons for such solicitation activities. We may retain a proxy-soliciting firm to assist us in soliciting proxies. If so, we would pay the proxy-soliciting firm a fee and reimburse it for certain out-of-pocket expenses. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of common stock held of record by such persons, and we will reimburse such persons for their reasonable expenses incurred in forwarding the materials.

ITEM 1 - ELECTION OF DIRECTORS

The Company’s Board of Directors is divided into three separate classes of directors, designated as Class I, Class II, and Class III. Directors in Class I are serving a three year term which expires in 2009; directors in Class II are serving a three year term which expires in 2007; and the director in Class III is serving a three year term which expires in 2008, and in each case until their successors are duly elected and qualified. At each annual meeting of shareholders, one class of directors will be elected for terms of three years to succeed those directors in the class whose terms then expire.

The Company’s certificate of incorporation requires each class of directors to consist as nearly as possible of one-third of the authorized number of directors. In the event that a nominee stands for election as a director at an annual meeting as a result of an increase by the Board of Directors of the authorized number of directors and such nominee is to serve in a class of directors whose term is not expiring at such annual meeting, the nominee, if elected, may stand for an initial term expiring concurrent with the expiration of the term of the directors in the class to which such nominees is elected as a director.

The director nominees for election at the annual meeting are the two nominees for election as a Class II directors, William M. Rue and Frank E Walsh, III, who, if elected, will serve a three-year term expiring in 2010 and until their successors are duly elected and qualified.

The number of nominees was determined by the Board of Directors pursuant to the Company’s By-Laws. If, for any reason, the nominees for director are unable or unavailable to serve or for good cause will not serve, the shares represented by the accompanying proxy will be voted for a substitute nominee designated by the Board or the size of the Board may be reduced. The Board believes that the named nominees are available, and, if elected, will be able to serve.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth (i) the names, ages and classes of the nominees for election to director and the directors whose terms extend beyond 2007 and the name and age of the executive officer of the Company who does not also serve as director of the Company, (ii) the other positions and offices presently held by such persons with the Company, if any, (iii) the period during which such persons have served on the Board of Directors of the Company, (iv) the expiration of each director’s term as director, and (v) the principal occupations and employment of the persons during the past five years.

NOMINEES FOR ELECTION AT 2007 ANNUAL MEETING

Name and Position with the Company, if any	Age	Class	Director Since	Expiration of Term	Principal Occupation

William M. Rue, Director and Corporate Secretary	59	II	1999	2007	President, Rue Insurance/Trenton, New Jersey and President, Rue Financial Services, Inc./Trenton, New Jersey

Frank E . Walsh, III, Director	40	II	1999	2007	Vice President, Jupiter Capital Management/Morristown, New Jersey

DIRECTORS WHOSE TERMS EXTEND BEYOND THE 2007 ANNUAL MEETING

Name and Position with the Company, if any	Age	Class	Director Since	Expiration of Term	Principal Occupation

Robert F. Mangano, Director, President and Chief Executive Officer	61	III	1999	2008	President and Chief Executive Officer, 1st Constitution Bank/Cranbury, New Jersey

Charles S. Crow, III, Chairman of the Board	57	I	1999	2009	Attorney, Crow & Associates, Princeton, New Jersey

David C. Reed, Director	56	I	2004	2009	CEO, Mapleton Nurseries/ Kingston, New Jersey and Managing Director, Reed & Company/Princeton, New Jersey

EXECUTIVE OFFICER

Name and Position with the Company	Age	Principal Occupation

Joseph M. Reardon, Senior Vice President and Treasurer	54	Senior Vice President and Treasurer 1st Constitution Bank/Cranbury, New Jersey

Directors

Set forth below is the name of, and certain biographical information regarding, the directors of the Company.

William M. Rue is President of Rue Insurance, an insurance agency, and Rue Financial Services, Inc., a financial services provider, each of which has its principal office in Trenton, New Jersey. Mr. Rue is also a director of Selective Insurance Group, Inc. Mr. Rue has been a Chartered Property Casualty Underwriter since 1972 and an Associate in Risk Management since 1994. Mr. Rue also serves as a trustee of Rider University and a director of the Robert Wood Johnson University Hospital at Hamilton.

Frank E. Walsh, III has been a Vice President of Jupiter Capital Management based in Morristown, New Jersey, since 1991. Jupiter, and its affiliated entities, make investments across numerous asset classes for their clients. Prior to joining Jupiter, Mr. Walsh was an analyst for Kidder Peabody, Inc., in New York City. Mr. Walsh serves as a director for several other charitable and for-profit boards.

Robert F. Mangano is the President and Chief Executive Officer of the Company and of the Bank. Prior to joining the Bank in 1996, Mr. Mangano was President and Chief Executive Officer of Urban National Bank, a community bank in the northern part of New Jersey for a period of three years and a Senior Vice President of another bank for one year. Prior to such time, Mr. Mangano held a senior position with Midlantic Corporation for 21 years. Mr. Mangano is a director of the Englewood Hospital Medical Center and serves as Vice Chairman of the Board of the Hospital. Mr. Mangano is on the Executive Board of the Central Jersey Council of the Boy Scouts of America and has served as Treasurer of the John Harms Theater.

Charles S. Crow, III has served as the Chairman of the Board of the Company and of the Bank since March 2005. Mr. Crow is a partner in the law firm of Crow & Associates in Princeton, New Jersey. From January 1, 1992 to November 30, 1998, Mr. Crow was a partner in the law firm of Crow & Tartanella in Somerset, New Jersey. Mr. Crow serves as a director of each of Robeco-Sage Triton Fund, L.L.C. and Robeco-Sage Multi-Strategy Fund, LLC, each of which is a closed-end, non-diversified, management investment company that is registered under the Investment Company Act of 1940, as amended.

David C. Reed is a Certified Public Accountant with senior executive experience. Mr. Reed has been the Chief Executive Officer, principal owner, and co-founder of Mapleton Nurseries, a wholesale nursery specializing in container-grown native and ornamental trees and shrubs in Kingston, New Jersey since 1998, and has served as Managing Director of Reed & Company, a privately held wealth management and consulting firm in Princeton, New Jersey since 1995. Mr. Reed has extensive experience with policy development and implementation, establishment and management of international operations, financial and tax planning, risk management, and systems analysis and development. Mr. Reed serves as director and chair of the audit committee of Robeco-Sage Triton Fund, L.L.C. and Robeco-Sage Multi-Strategy Fund, L.L.C., each of which is a closed-end, non-diversified, management investment company that is registered under the Investment Company Act of 1940, as amended.

No director of the Company other than Messrs. Crow, Reed and Rue is also a director of any company registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any company registered as an investment company under the Investment Company Act of 1940.

All of the above directors of the Company also serve as directors of the Bank.

Executive Officer

Set forth below is the name of, and certain biographical information regarding, an executive officer of the Company who does not serve as a director of the Company.

Joseph M. Reardon is the Senior Vice President and Treasurer of the Company and the Bank. Prior to joining the Bank in May 2000, Mr. Reardon held financial executive positions with a number of firms including most recently 13 years with B.M.J. Financial Corp., a bank holding company ending in April 1997. Mr. Reardon briefly retired from April 1997 to April 1998. Mr. Reardon came out of retirement to serve as chief financial officer of the New Jersey State Aquarium at Camden, a position held by Mr. Reardon until April 2000.

Recommendation and Vote Required

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE DIRECTOR NOMINEES.

A director will be elected by a plurality of the votes cast at the annual meeting, whether in person or by proxy.

ITEM 2 - RATIFICATION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Grant Thornton LLP as the Company’s independent registered public accounting firm to make an examination of the accounts of the Company for the 2007 fiscal year. Grant Thornton LLP has served as the Company’s independent registered public accounting firm since April 2004.

In addition to selecting Grant Thornton LLP as the Company’s independent registered public accounting firm for the Company’s 2007 fiscal year, the Audit Committee has directed that management submit the selection of independent registered public accounting firm for ratification by the Company’s shareholders at the 2007 annual meeting. One or more representatives of Grant Thornton LLP are expected to be present at the 2007 annual meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Shareholder ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm is not required by the Company’s by-laws or otherwise. However, the Board is submitting the selection of Grant Thornton LLP to shareholders for ratification as a matter of good corporate practice. If shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Unless otherwise indicated, the shares of common stock represented by the proxies being solicited will be voted FOR the ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the Company’s 2007 fiscal year.

Principal Accountant Fees and Services

The fees billed by Grant Thornton LLP relating to the 2006 and 2005 fiscal years were as follows:

Type of Service	2006	2005
Audit Fees (1)	$128,729	$92,030
Audit-Related Fees (2)	3,821	23,918
Tax Fees (3)	27,440	12,553
All Other Fees (4)	--	--
Total	$159,990	$128,501

(1)	Comprised of the audit of the Company’s annual financial statements and reviews of the Company’s quarterly financial statements, as well as consents to SEC filings.
(2)	Comprised of fees associated with consulting on financial reporting issues.
(3)	Comprised of services for tax advice.
(4)

In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee established policies and procedures under which all audit and non-audit services performed by the Company’s principal accountants must be approved in advance by the Audit Committee. As provided in the Sarbanes-Oxley Act, all audit and non-audit services to be provided after May 6, 2003 must be pre-approved by the Audit Committee in accordance with these policies and procedures.

Audit Committee Pre-Approval Procedures

The Audit Committee has adopted a formal policy concerning the pre-approval of audit and non-audit services to be provided by the Company’s independent registered public accounting firm. The policy requires that all services to be performed by the Company’s independent registered public accounting firm, including audit services, audit-related services and permitted non-audit services, be pre-approved by the Audit Committee. The policy permits the Audit Committee to delegate pre-approval authority to one or more members, provided that any pre-approval decisions are reported to the Audit Committee at its next meeting. Specific services being provided by the independent registered public accounting firm are regularly reviewed in accordance with the pre-approval policy. At subsequent Audit Committee meetings, the Audit Committee receives updates on services being provided by the independent registered public accounting firm, and management may present additional services for approval. Since the May 6, 2003 effective date of the SEC rule applicable to services being provided by the independent accountants, each new engagement of the Company’s independent registered public accounting firm was approved in advance by the Audit Committee.

Required Vote

The affirmative vote of the majority of votes cast is required to ratify the Board’s selection of the Company’s independent accountants.

THE BOARD UNANIMOUSLY RECOMMENDS RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007.

CORPORATE GOVERNANCE

General

The Company is committed to establishing sound principles of corporate governance which promote honest, responsible and ethical business practices. The Company’s corporate governance practices are actively reviewed and evaluated by the Board of Directors and the Nominating and Corporate Governance Committee. This review includes comparing the Board’s current governance policies and practices with those suggested by authorities active in corporate governance as well as the practices of other public companies. Based upon this evaluation, the Board has adopted those policies and practices that it believes are the most appropriate corporate governance policies and practices for the Company.

Board Composition and Committee Memberships

The Board is composed of Messrs. Charles S. Crow, III, Robert F. Mangano, David C. Reed, William M. Rue and Frank E. Walsh, III. There are three standing committees of the Board of Directors: the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee. The table below provides current membership for each of the Board committees.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Charles S. Crow, III	X	X	X
David C. Reed	X*	X	X
William M. Rue	X	X	X*
Frank E. Walsh, III	X	X*	X

X = Committee member; * = Chairperson

Attendance at Board Meetings, Committee Meetings, and Annual Meetings

In fiscal 2006, the Board of Directors held nine meetings (nine of which included a meeting of the Board of Directors of the Bank), the Audit Committee held five meetings, the Compensation Committee held two meetings, and the Nominating and Corporate Governance Committee held no meetings. Each director attended at least 75% of the aggregate meetings of the Board of Directors and of the committees of which such director was a member.

Unless there are mitigating circumstances, such as medical, family or business emergencies, Board members are expected to participate in all Board meetings and all committee meetings of which the director is a member and to attend the Company’s annual meeting of shareholders. All Board members attended last year’s annual meeting of shareholders.

Director Independence

The Board of Directors has determined that a majority of the directors and all current members of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee are “independent” within the meaning of the Nasdaq independence standards, that the members of the Audit Committee are also “independent” for purposes of Section 10A(m)(3) of the Exchange Act and that each member of the Compensation Committee is an “outside director” pursuant to the criteria established by the Internal Revenue Service and is a “non-employee director” pursuant to criteria established by the SEC.

The Board has affirmatively determined that each of Messrs. Crow, Reed, Rue and Walsh has no material relationship with the Company affecting his independence as a director and that each is “independent” within the meaning of the independence standards established by Nasdaq. In making each of these independence determinations, the Board considered and broadly assessed, from the standpoint of materiality and independence, all of the information provided by each director in response to detailed inquiries concerning his independence and any direct or indirect business, family, employment, transactional or other relationship or affiliation of such director with the Company and considered the deposit and other banking relationships with each director. In making the independence determinations with respect to the directors, the Board also considered the following relationships: (i) with respect to Mr. Rue, the board considered the fact that Rue Insurance, which is owned and controlled by Mr. Rue, acts as the Company’s insurance broker and that Mr. Rue owns 25% of a real estate partnership which owns property that is subject to a mortgage in favor of the Bank; (ii) with respect to Mr. Walsh, the board considered the fact that Mr. Walsh has engaged in a loan transaction with the Bank; and (iii) with respect to Mr. Crow, the board considered the fact that Mr. Crow has a home equity loan with the Bank.

Executive Sessions of Non-Management Directors

Our Corporate Governance Guidelines adopted in March 2004 require non-management directors to meet in executive sessions periodically at least two times per year. At each executive session, the non-management directors will select a director to preside at the meeting. Seven executive sessions of non-management directors were held in 2006.

Audit Committee

The Audit Committee is comprised of Messrs. David C. Reed (Chairman), Charles S. Crow, III, William M. Rue and Frank E. Walsh, III. The Audit Committee serves as a communication point among non-Audit Committee directors, internal auditors, the independent accountants and Company management as their respective duties relate to financial accounting, financial reporting and internal controls. The Audit Committee assists the Board of Directors in fulfilling its responsibilities with respect to accounting policies, internal controls, financial and operating controls, standards of corporate conduct and performance, financial reporting practices and sufficiency of auditing.

The principal functions of the Audit Committee include:

•	assisting the Board in the oversight of the integrity of the Company’s financial statements and its financial reporting processes and systems of internal controls;
•	overseeing the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements; and
•

appointing and retaining, compensating and overseeing the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

The Board has determined that all Audit Committee members are able to read and understand financial statements and at least one member has accounting or related financial management expertise in accordance with the applicable Nasdaq rules. The Board has also determined that David C. Reed qualifies as an “audit committee financial expert,” and serves as the Company’s “audit committee financial expert.” No member of the Audit Committee received any compensation from the Company during fiscal 2006 other than compensation for services as a director.

The Audit Committee Charter is not available to security holders on the Company’s website. A copy of the Audit Committee charter is included as an appendix to this proxy statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of Messrs. Walsh, Crow, Reed and Rue (Chairman). The Nominating and Corporate Governance Committee is responsible for recommending for consideration by the Board candidates to serve as directors of the Company as well as the re-election of current directors. The committee also reviews recommendations from shareholders regarding corporate governance and director candidates. The procedure for submitting recommendations of director candidates is set forth below under the caption “Selection of Director Candidates”.

The Nominating and Corporate Governance Committee Charter is not available to security holders on the Company’s website. A copy of the Nominating and Corporate Governance Committee charter is included as an appendix to this proxy statement.

Selection of Director Candidates

The Nominating and Corporate Governance Committee has established a policy regarding the consideration of director candidates, including those recommended by shareholders. The Nominating and Corporate Governance Committee, together with the President and other Board members, will from time to time as appropriate identify the need for new Board members. Particular proposed director candidates who satisfy the criteria set forth below and otherwise qualify for membership on the Board will be identified by the Nominating and Corporate Governance Committee. In identifying candidates, the Nominating and Corporate Governance Committee will seek input and participation from the President, other Board members, and other appropriate sources, to ensure that all points of view can be considered and the best possible candidates can be identified. The Nominating and Corporate Governance Committee may also, as appropriate, engage a search firm to assist it in identifying potential candidates. Members of the Nominating and Corporate Governance Committee, the President and other Board members, as appropriate, may personally interview selected director candidates and provide input to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will determine which candidate(s) are to be recommended to the Board for approval.

Shareholders wishing to submit a director candidate for consideration by the Nominating and Corporate Governance Committee must submit the recommendation to the Nominating and Corporate Governance Committee, c/o President and Chief Executive Officer, 1st Constitution Bancorp, P.O. Box 634, 2650 Route 130 North, Cranbury, New Jersey 08512 in writing, not less than 90 days prior to the first anniversary date of the preceding year’s annual meeting. The request must be accompanied by the same information concerning the director candidate and the recommending shareholder as described in Article I, Section 9 of the Company’s by-laws for shareholder nominations for director. The Nominating and Corporate Governance Committee may also request any additional background or other information from any director candidate or the recommending shareholder as it may deem appropriate. Nothing above shall limit a shareholder’s right to propose a nominee for director at an annual meeting in accordance with the procedures set forth in the Company’s by-laws.

All directors play a critical role in guiding the Company’s long-term business strategy and in overseeing the management of the Company. Board candidates are considered based on various criteria which may change over time and as the composition of the Board changes. The following factors, at a minimum, are considered by the Nominating and Corporate Governance Committee as part of its review of all director candidates and in recommending potential director candidates to the Board:

•	appropriate mix of educational background, professional background and business experience to make a significant contribution to the overall composition of the Board;
•	global business and social perspective;
•

if the Committee deems it applicable, whether the candidate would be considered a financial expert or financially literate as described in SEC or Nasdaq rules or an audit committee financial expert as defined by the Sarbanes-Oxley Act of 2002;

•

if the Committee deems it applicable, whether the candidate would be considered independent under Nasdaq rules and the Board’s additional independence guidelines set forth in the Company’s Corporate Governance Guidelines;

•	demonstrated character and reputation, both personal and professional, consistent with the image and reputation of the Company;
•	willingness to apply sound and independent business judgment;
•	ability to work productively with the other members of the Board; and
•	availability for the substantial duties and responsibilities of a director of the Company.

Compensation Committee

The Compensation Committee is comprised of Messrs. Walsh (Chairman), Crow, Reed and Rue. The Compensation Committee reviews and approves the compensation arrangements for the Company’s executives and outside directors. The Compensation Committee administers the Company’s equity incentive plans and makes awards pursuant to those plans.

The Compensation Committee Charter is not available to security holders on the Company’s website. A copy of the Compensation Committee charter is included as an appendix to this proxy statement.

The Role of the Compensation Committee

The Compensation Committee is appointed by the Board of Directors. Subject to the final review and approval by the Board, the Compensation Committee evaluates, determines and approves the compensation of the Company’s President and Chief Executive Officer. The Committee reviews, determines and approves compensation of all other executive officers of the Company, and administers the Company’s equity plans. The Committee also has overall responsibility for monitoring, on an on-going basis, the executive compensation policies, plans and programs of the Company. The Compensation Committee may delegate its authority relating to non-employee director compensation to a subcommittee consisting of one or more members when appropriate.

Committee Process and Role of Management

The Compensation Committee generally holds two regularly scheduled in-person meetings a year and additional meetings as appropriate either in person or by telephone. Generally, the Compensation Committee Chair works with management in establishing the agenda for Committee meetings. Management also prepares and submits information during the course of the year for the consideration of the Committee, such as management’s proposed recommendations to the Committee for performance measures and proposed financial targets, management’s proposed recommendations to the Committee for salary increases, management’s performance evaluations of executive officers, and other data and information, if requested by the Committee.

Although many of the compensation decisions are made during the Committee’s annual review process, the compensation planning process spans throughout the year. Subject to the final review and approval by the Board, the Committee reviews and approves the Company’s goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of those goals and objectives at least once per year and determines the Chief Executive Officer’s compensation level based on this evaluation. The Chief Executive Officer is not present during voting or deliberations with respect to his compensation. On an annual basis, the Committee also reviews and approves base salary, annual incentive compensation and long-term equity-based compensation of the other executive officer of the Company.

Compensation Committee Advisors

The Compensation Committee charter grants the Compensation Committee full authority to engage compensation consultants and other advisors to assist it in the performance of its responsibilities. The compensation consultant retained by the Committee reports directly to the Compensation Committee. As discussed in the “Compensation Discussion & Analysis” section of this proxy statement, the Compensation Committee did not engage a compensation consultant for 2006 but instead informally confirmed for 2006 the market benchmarking of our executive compensation program furnished by I.F.M. Group, Inc. in 2005.

Director Compensation Process

A discussion of the Company’s determination of director compensation is included in the “Director Compensation” section of this proxy statement.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Messrs. Walsh, Crow, Reed and Rue. An affiliate of Mr. Walsh has engaged in a loan transaction with the Bank, Mr. Crow has a home equity loan with the Bank and Mr. Rue owns 25% of a real estate partnership which owns property that is subject to a mortgage in favor of the Bank. All loans by the Bank to such persons (i) were made in the ordinary course of business; (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons; and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features.

Shareholder Communications Process

Information regarding the Company’s process for shareholders to communicate with the Board of Directors and the manner in which such communications are forwarded is available on the Company’s website located at www.1stconstitution.com, under “About Us”.

Code of Business Conduct and Ethics and Corporate Governance Guidelines

The Company has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) which applies to the Company’s chief executive officer and principal financial and accounting officer and to all other Company directors, officers and employees. The Company filed its Code of Conduct as an exhibit to its 2003 Annual Report on Form 10-K filed with the SEC on March 25, 2004. The Company will disclose any substantive amendments to, or waivers from, provisions of the Code of Conduct made with respect to the chief executive officer or principal financial and accounting officer in a Current Report on Form 8-K filed with the SEC.

The Company has also adopted Corporate Governance Guidelines which are intended to provide guidelines for the governance of the Company by the Board and its committees.

Report of the Audit Committee of the Board of Directors

The Audit Committee of the Board of Directors of the Company is comprised of four independent directors appointed by the Board of Directors (each of whom is independent for purposes of audit committee membership under applicable Nasdaq and SEC rules). The Audit Committee operates under a charter that was adopted in March 2004 (the “Audit Committee Charter”). The Audit Committee Charter provides that the Audit Committee shall have the sole authority to appoint or replace the Company’s independent accountants.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The Company’s independent accountants perform an annual independent audit of the financial statements and express an opinion on the conformity of those financial statements with generally accepted accounting principles in the United States of America. The Audit Committee’s responsibility is to monitor and oversee these processes and report its findings to the full Board. The Audit Committee assists the Board in monitoring:

•	the integrity of the financial statements of the Company;
•	the independent accountants’ qualifications and independence;
•	the performance of the Company’s internal audit function and independent accountants; and
•	the compliance by the Company with legal and regulatory requirements.

The Audit Committee reviews with the Company’s independent accountants the results of its audit and of its interim quarterly reviews and the overall quality of the Company’s accounting policies. The Company’s independent accountants assist management, as necessary, in updating the Audit Committee concerning new accounting developments and their potential impact on the Company’s financial reporting. The Audit Committee also meets five times a year with the Company’s independent accountants without management present.

The Audit Committee reviews and discusses with management the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations. The Audit Committee also meets with Company management, without the Company’s independent accountants present, to discuss management’s evaluation of the performance of the independent accountants.

With respect to fiscal 2006, the Audit Committee:

•	met with management and Grant Thornton LLP to review and discuss the Company’s audited financial statements and to discuss significant accounting issues;
•	periodically met with management to review and discuss quarterly financial results;

•	discussed with Grant Thornton LLP the scope of its services, including its audit plan;
•	reviewed the Company’s internal control processes and procedures;
•	discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended;
•

received and reviewed the written disclosures and letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with Grant Thornton LLP their independence from management and the Company;

•

implemented various changes and actions in response to the requirements of the Sarbanes-Oxley Act, SEC regulations, and Nasdaq corporate governance standards, as they impact the Audit Committee, the financial reporting process and internal controls procedures; and

•	reviewed and approved all audit and non-audit services provided by Grant Thornton LLP during fiscal 2006.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.

Members of the Audit Committee

DAVID C. REED (Chair)

CHARLES S. CROW, III

WILLIAM M. RUE

FRANK E. WALSH, III

STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table sets forth information concerning the beneficial ownership of the Company common stock as of March 13, 2007 by each director/nominee, by the Company’s named executive officers, by all directors and executive officers as a group, and by any individual or group owning 5% or more of the Company common stock. The Company knows of no person or group that beneficially owns 5% or more of the Company common stock. Unless otherwise specified, all persons listed below have sole voting and investment power with respect to their shares of Company common stock.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned (a)	Percent of Stock
Charles S. Crow, III	24,118 (b)	*
Robert F. Mangano	181,407 (c)	4.84%
William M. Rue, C.P.C.U.	129,888 (d)	3.47%
Frank E. Walsh, III	170,773 (e)	4.56%
David C. Reed	4,112 (f)	*
Joseph M. Reardon	22,224 (g)	*
All Directors and Executives Officers of the Company as a Group (6 Persons)	532,522 (h)	14.12%

___________________

* less than one percent

(1)	All correspondence to beneficial owners listed in this table is sent care of the Company to its principal executive office at P.O. Box 634, 2650 Route 130 North, Cranbury, New Jersey 08512.

(a)

The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial interest” set forth in SEC regulations and, accordingly, may include securities owned by or for, among others, the wife and/or minor children of the individual and any other relative who has the same home as the individual, as well as other securities as to which the individual has or shares voting or investment power. Beneficial ownership may be disclaimed as to some of the shares. A person is also deemed to beneficially own shares of Company common stock which such person does not own but has a right to acquire presently or within sixty days after March 13, 2007.

(b)

Includes 4,120 shares owned directly by Mr. Crow, options to purchase 7,308 shares of Company common stock, all of which are currently exercisable, 9,568 shares of Company common stock held by Crow & Associates Profit Sharing Plan and 3,122 shares of Company common stock held by Crow Family Associates, LLC.

(c)

Includes 177,923 shares owned directly by Mr. Mangano, options to purchase 1,314 shares of Company common stock that are currently exercisable, and 2,120 shares of restricted stock issued to Mr. Mangano under the Company’s 2005 Equity Incentive Plan, which may be voted immediately upon grant, but does not include grants of 11,507 shares of restricted stock, which have not been issued, do not vote, and are subject to vesting based on continued service.

(d)

Includes 67,651 shares owned directly by Mr. Rue, 28,052 shares owned jointly with Mr. Rue’s wife, 24,541 shares held by Mr. Rue’s wife, 2,336 shares held by Charles E. Rue & Sons, Inc., and options to purchase 7,308 shares of Company common stock, all of which are currently exercisable.

(e)	Includes 10,590 shares owned directly by Mr. Walsh and 160,183 shares of Company common stock owned by Mulligan Holdings, L.P., over which Mr. Walsh may be deemed to have beneficial ownership.
(f)	Includes 106 shares owned directly by Mr. Reed, 2,894 shares owned jointly with Mr. Reed’s wife and options to purchase 1,112 shares that are currently exercisable.
(g)

Mr. Reardon owns 8,805 shares directly. The amount in the table also includes options to purchase 11,299 shares of Company common stock that are currently exercisable and 2,120 shares of restricted stock issued to Mr. Reardon under the Company’s 2005 Equity Incentive Plan, which may be voted immediately upon grant, but does not include grants of 2,865 shares of restricted stock, which have not been issued, do not vote, and are subject to vesting based on continued service.

(h)

Includes options to purchase 28,341 shares of Company common stock, all of which are currently exercisable, and 4,240 shares of restricted stock which may be voted immediately upon grant, but does not include 14,372 unvested awards of restricted stock, which have not been issued, do not vote, and are subject to vesting based on continued service.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Based on a review of the copies of reports furnished to the Company, the Company believes that during the year ended December 31, 2006, all filing requirements applicable to its officers, directors and 10% beneficial owners were met.

DIRECTOR COMPENSATION

The following table details the compensation paid to our non-employee directors for the year ended December 31, 2006.

2006 DIRECTOR COMPENSATION

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (1) (c)	Option Awards ($) (2) (d)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3) (e)	All Other Compensation ($) (4) (f)	Total ($) (g)

Charles S. Crow, III	15,500	11,208	-	-	182	26,708

David C. Reed	9,500	1,868	-	-	165	11,533

William M. Rue	8,000	1,868	-	-	240	9,868

Frank E . Walsh, III	9,000	1,868	-	-	50	10,868

(1)

The amounts listed in this column reflect the dollar amount recognized for financial statement reporting purposes, calculated in accordance with FAS 123R. A discussion of the assumptions used in calculating these values may be found in Note 1 to our audited financial statement in the Form 10-K for fiscal 2006.

In fiscal 2006, each non-employee director received an award of 100 shares of common stock with a grant date fair market value (computed in accordance with FAS 123R) of $1,868.

Mr. Crow received an additional grant of 500 shares of common stock with a grant date fair market value (computed in accordance with FAS 123R) of $9,340.

No stock awards were outstanding for our directors at the end of fiscal 2006.

(2)

At the end of fiscal 2006, the aggregate number of option awards outstanding for our directors were as follows: Mr. Crow, 7,308 options; Mr. Reed, 2,782 options; and Mr. Rue, 7,308 options. Mr. Walsh did not have any options outstanding at the end of fiscal 2006.

(3)	No Company director participates in the Directors’ Deferral Plan, which was discontinued in 2005 and is described in the narrative below.

(4)	The amounts listed in this column reflect the imputed income for our directors under the Directors’ Insurance Plan described in the narrative below.

Processes, Procedures and Rationale

The Compensation Committee periodically reviews the appropriateness and competitiveness of the compensation of non-employee directors. Subject to approval by the Board of Directors, the Compensation Committee is responsible for establishing policies that govern non-employee director compensation and for implementing, administering and interpreting non-employee director compensation plans, programs and policies. The Compensation Committee may delegate its authority relating to non-employee director compensation to a subcommittee consisting of one or more members when appropriate.

As part of this process, the Committee regularly reviews the structure, composition and operation of the Board and its committees and annually asks for comments from all directors concerning the Board’s performance. The Board also considers the significant amount of time spent by the directors in their duties for the Company. The Board in consultation with this Committee then determines the form and amount of non-employee directors’ compensation.

Compensation Paid to Board Members

Non-employee directors receive a combination of cash and equity compensation. Mr. Mangano, currently the only management director on the Board, does not receive any separate compensation for his services as a director.

Cash Compensation

During 2006, non-employee directors of the Company and non-employee directors of the Bank were compensated for services rendered in such capacities at the rate of $500 per Board meeting and $500 per Board committee meeting attended. Directors serving on the Board of the Company who also serve on the Board of the Bank do not receive additional compensation for attending a Bank Board meeting that is held on a date upon which the director attends a Company Board meeting. Non-employee directors of the Company are also eligible to participate in the Directors’ Insurance Plan and Messrs. Charles S. Crow, III, William M. Rue, Frank E. Walsh, III and David C. Reed currently participate in the plan. See “Directors’ Insurance Plan” below. No cost of this benefit is allocable to any individual director.

Stock Grants

The Company maintains an equity plan for its non-employee directors (the “Director Stock Plan”). In 2006, each non-employee director received a grant of 100 shares of common stock under the Director Stock Plan. Mr. Crow received a grant of an additional 500 shares of common stock for his service as Chairman of the Board. Unless the Board determines otherwise at the time of grant, all shares granted under the Director Stock Plan vest immediately upon grant.

Directors’ Deferral Plan

The Company adopted the 1st Constitution Bancorp Directors’ Deferral Plan (the “Directors’ Deferral Plan”) effective as of September 4, 2002. Under the terms of the Directors’ Deferral Plan, members of the Board of Directors of the Company and/or the Bank who are not current employees may voluntarily elect to defer receipt of some or all of the directors’ fees and retainer amounts that would otherwise be payable to them.

Amounts that are deferred under the Directors’ Deferral Plan will be credited with an interest component calculated in one of two ways. A participating Director must choose which calculation methodology will apply for a given year, and must make the choice prior to the commencement of such year. The first interest rate component is equal to the prime rate, determined as of the first business day of the given calendar year (except for the 2002 year, for which the rate was determined as of the effective date). The second interest rate component is equal to the performance of the Company’s common stock during the course of the year (determined by averaging the closing prices of the Company’s common stock for each business day during the year), except that for this component there are certain minimum and maximum crediting rates, with such rates being 4% and 12% respectively.

Amounts paid under the Directors’ Deferral Plan will be paid in cash only. Amounts paid under the Directors’ Deferral Plan will be paid either in the form of a single lump sum, or in installments over a period of ten years, commencing following termination of service as a Director. The Directors’ Deferral Plan also provides for payment in the form of a single lump sum in the event of the death of a Director, and further provides for limited ability to receive payment prior to termination of service in the event of an unforeseeable emergency. Furthermore, in the event of a change of control of the Company (as defined in the Directors’ Deferral Plan), the Directors’ Deferral Plan will terminate automatically and all amounts credited thereunder will be distributed in the form of single lump sums to the participants or their beneficiaries. During 2005, no Directors of the Company participated in the Directors’ Deferral Plan.

On December 15, 2005, the Board terminated the Directors’ Deferral Plan, effective as of December 31, 2005. The termination prohibited any new deferrals on and after December 15, 2005. The plan was terminated because it was not being utilized by directors in sufficient numbers to justify the expense of plan operation. Only one director had participated in the plan since its inception and there were no directors currently making deferrals under the plan. Termination of the plan did not affect any previous deferrals made by directors.

Directors’ Insurance Plan

The Company adopted the 1st Constitution Bancorp Directors’ Insurance Plan (the “Directors’ Insurance Plan”), which was effective as of October 1, 2002 and amended as of February 19, 2004 and June 16, 2005. The Directors’ Insurance Plan covers all individuals who were members of the Board of Directors of the Company or of the Bank (who were not also employees of the Company or the Bank) on the effective date. Thereafter, members of the Board of Directors of the Company or of the Bank shall become participants in the Directors’ Insurance Plan after completion of ten years of service as a member of the applicable Board of Directors (provided that they are not then employed by the Company or the Bank) or at such earlier time as determined by the Board of Directors of the Company.

Under the Directors’ Insurance Plan, a covered individual is provided with term insurance coverage in the amount of one hundred thousand dollars. Coverage will remain in effect even if the individual’s service as a member of the Board of Directors ceases.

The premiums for the Directors’ Insurance Plan and the Company’s Executive Life Insurance program (which is discussed on page 29 of this proxy statement) were paid by the Company in October 2002 and supplemented in October 2005. The Company has all ownership rights to the policies and all cash values thereunder.

The Directors’ Insurance Plan may be amended, suspended or terminated at any time, except that (i) any amendment, suspension or termination of the Directors’ Insurance Plan with respect to a particular director that is not applicable to all other participants does not require the approval of the particular director unless “Cause” (as defined in the Directors’ Insurance Plan) exists with respect to the director, and (ii) termination may not occur without the consent of an affected director following a “Change of Control” (as defined in the Directors’ Insurance Plan). The Directors’ Insurance Plan may be terminated or suspended (in whole or in part) nevertheless at any time if failure to terminate or suspend the Plan would subject the Company, its officers or directors to sanctions by a regulatory agency.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS

General

This Compensation Discussion and Analysis focuses on the objectives the Company seeks to achieve through each element of compensation paid to our named executive officers under the Company’s executive compensation program. In fiscal 2006, our named executive officers were Robert F. Mangano, the Company’s President and Chief Executive Officer and Joseph M. Reardon, the Company’s Senior Vice President and Treasurer.

Executive Compensation Philosophy and Objectives

The primary objective of our executive compensation program is to attract and retain the highest quality executives to manage and lead the Company in order to build and sustain value for our shareholders. The Company has consistently sought to achieve this objective by adhering to several core compensation principles. In particular, the Company believes that executive compensation should be:

•	structured to motivate and reward the achievement of annual and long-term individual and Company goals;
•	based on each executive’s level of responsibility and performance as well as the actual performance of the Company;
•	designed to align the interests of our executives with our shareholders by creating a direct link between compensation and stockholder return;
•	reviewed by the Compensation Committee and CEO (in the case of officers other than the CEO) and discussed with the Board of Directors on a semi-annual basis; and
•	competitive with compensation packages offered by companies in the Company’s peer group and consistent with prevailing market conditions.

Design and Elements of the Company’s Executive Compensation Program

Principles for Setting Compensation and Performance Levels

In order to establish reliable performance metrics, in December 2005, our Board approved a budget for the year ended December 31, 2006 against which the Company and executive performance would be measured during fiscal year 2006 (the “2006 Budget”). Our Compensation Committee and the Board compared the Company’s actual performance against the 2006 Budget on a monthly basis. The Compensation Committee and Board had the ability to adjust the budgeted objectives during the year to align the 2006 Budget with changes in market assumptions and with the risk profile of our loan portfolio. However, neither the Compensation Committee nor the Board made any material changes to the 2006 Budget during fiscal year 2006.

When analyzing actual Company performance against the 2006 Budget, the Compensation Committee reviewed multiple performance metrics. In particular, the Compensation Committee considered return on assets, return on equity, net interest margin, earnings per share, book value, efficiency ratio, deposit growth and loan growth. The cash bonus and equity compensation of our named executive officers is based upon actual total Company performance under these metrics. In addition, our named executive officers may achieve higher levels of compensation if the Company’s five-year trend of overall performance continues without an increase in the Company’s risk profile in the loan portfolio or deposit composition. The Compensation Committee does not use a formula which applies specific weight to each of the above elements. The 2006 Budget establishes ranges for each of the elements listed above which are reviewed when establishing compensation levels. Levels are adjusted by the Compensation Committee and Board as a result of monthly 2006 Budget adjustments.

To promote our objective of attracting the highest quality executives to manage our Company, in 2005, the Compensation Committee engaged, I.F.M. Group, Inc., a compensation consultant to benchmark our executive compensation program against compensation furnished to executive officers by members of our peer group, i.e., other banks headquartered in New Jersey. Although the Company did not use a compensation consultant in 2006, we informally confirmed in 2007 the results of our previous market benchmarking with I.F.M. Group, Inc. and conducted a market check of the 2005 results that looked at the total compensation and the elements of compensation paid by peer organizations to their named executive officers. When using this competitive data, we generally compare the structure of our compensation program against those provided by banks headquartered in New Jersey that are larger than the Company and are generally high-performance financial institutions. The Compensation Committee compares the Company’s performance to larger and higher performing banks because the nature of the Company’s business operations are more comparable to larger banks than smaller community banks.

Elements of Compensation

Our Compensation Committee and CEO (with respect only to non-CEO compensation) reviews and approves our executive compensation levels at mid-year with respect to grants of equity securities and at year-end for base salary, cash bonus and grants of options to acquire equity securities and the Board of Directors reviews their recommendations.

In fiscal year 2006, direct pay to our named executive officers was comprised of the following elements:

•	Cash compensation, comprised of base salary and an annual cash bonus; and
•

Annual equity awards granted under our 2005 Equity Incentive Plan (the “2005 Plan”) comprised of a restricted stock award grant made at approximately the mid-point of the fiscal year and a stock option grant made at the end of the fiscal year. An additional restricted stock award was made to Mr. Mangano at the end of fiscal year 2006. The Compensation Committee does not utilize a specific allocation or relationship between equity and cash compensation.

Our named executive officers also received indirect compensation in fiscal year 2006 through their participation in the Company’s:

•	401(k) Plan;
•	Benefits Program;
•	Supplemental Executive Retirement Plan; and
•	Executive Life Insurance Agreement

Our named executive officers also are entitled to certain personal benefits, which are provided in order to assist them in their performance of Company business.

Cash Compensation.

Our Compensation Committee and our CEO (with respect to persons other than the CEO) reviews and approves the base salary and cash bonus paid to each named executive officer at the end of each fiscal year. These determinations are discussed with the Board. Base salary and bonus amounts paid to our named executive officers are based on competitive base salary levels for such executives in our peer group and are designed to reflect actual individual and Company performance for the previous fiscal year. When establishing a named executive officer’s base salary and annual cash bonus in advance of a given fiscal year, the Compensation Committee reviews the individual results achieved by each named executive officer over the prior fiscal year as compared against the projected budget for that fiscal year set by the Board. The Compensation Committee also considers the scope of the executive’s responsibilities, taking into account compensation levels paid to executives in our peer group who share similar responsibilities. In addition, the Compensation Committee in establishing the budget analyzes the Company’s actual performance against the performance of our peer group. When the Company performs at the high-end of our budget objectives, total compensation, cash and equity paid to our named executive officers for such annual period would be in the top quartile of the compensation received by other executive officers in the peer group. For this reason, the base salary, cash bonus and equity compensation in total received by our named executive officers was in the top quartile of our peer group in fiscal year 2006. Named executive officers were advised at the beginning of the year of the 2006 Budget goals and the impact on total compensation of high, mid-point and low levels of performance against the 2006 Budget. A specific level of cash bonus is established for our CEO as a percentage of base salary based on the Company’s performance against the 2006 Budget at each level of performance. For 2006, the other named executive officer’s bonus was not determined in advance and was based on his and the Company’s performance during 2006. Equity awards are not specifically designated by amounts at the beginning of the year but the general level of grants to named executive officers are based on prior patterns of the Company and are tied to performance of the Company against the 2006 Budget and the named executive officer’s individual performance.

Annual Equity Awards.

The Board and the Compensation Committee are of the view that stock ownership or its equivalent by management aligns the interest of management with the Company’s shareholders. Equity awards granted to our named executive officers are designed to serve as the long-term compensation component of our total executive compensation program. Restricted stock awards granted to our named executive officers in fiscal 2006 vest in equal annual installments over a period of four years. Restricted stock awards granted to our named executive officers in fiscal 2006 vest over four years at the rate of 25% per year commencing on the first anniversary of the date of grant. In the fiscal year 2006, options to acquire Company common stock granted to our named executive officers vest 20% on the date of grant with the remaining options vesting in equal annual installments over a period of four years. Those vesting provisions are an additional incentive to our named executive officers to grow the value of our common stock. In addition, because our unvested equity awards are generally subject to forfeiture upon termination of employment for any reason other than death, disability or retirement, the multi-year vesting structure assists the Company in retaining our key executive talent.

The Compensation Committee establishes the size and terms of equity award grants on a semi-annual basis. In July 2006, the Compensation Committee granted restricted stock awards to our named executive officers under our 2005 Plan. In December 2006, the Compensation Committee awarded stock options to our named executive officers under our 2005 Plan. The Compensation Committee also granted our CEO an additional restricted stock award in December 2006.

In determining the size of the restricted stock award and option award granted to each named executive officer under the 2005 Plan in fiscal year 2006, the Compensation Committee considered the performance of the individual named executive officer as well as overall Company performance since the beginning of the fiscal year 2006. Cash compensation received in the form of base salary and bonus was not taken into consideration when establishing equity awards granted to our named executive officers. Mr. Mangano received a grant of 2,000 shares of restricted stock in July 2006. The size of the award was based on Mr. Mangano’s and the Company’s performance at the high end of the 2006 Budget for the first six months of the fiscal year. Mr. Mangano received a grant of 3,000 shares of restricted stock and 2,000 stock options in December 2006 because of Mr. Mangano’s and the Company’s performance against the 2006 Budget for the full fiscal year, which was at the high end. The grant of 2,000 shares of restricted stock to Mr. Reardon in July 2006 was due to the same factors as Mr. Mangano’s award in July 2006. Mr. Reardon received a grant of 2,000 stock options in December 2006 for the same reason as stated for Mr. Mangano. In fiscal year 2006, grants were made at levels that the Compensation Committee determined to be appropriate long term equity-based incentives to such executives.

As more fully described in the narrative contained in this “Executive Compensation” section following the Grants of Plan Based Awards Table, the Company currently has two shareholder approved plans under which the Compensation Committee may grant our named executive officers equity compensation.

Under the 2005 Plan, which was adopted by the Board on February 17, 2005 and approved by the shareholders on May 19, 2005, the Compensation Committee determines the terms of each grant to eligible participants, including our named executive officers. Grants relating to our common stock may be in the form of stock options, restricted stock, or other awards determined by the Compensation Committee. The exercise price of options granted under the 2005 Plan must equal the fair market value of the Company common stock at the time of grant, and the term of any option cannot exceed 10 years after the date of the grant. Except to the extent restricted under the terms of the 2005 Plan or by the terms of the award, recipients of restricted stock grants have all of the rights of a shareholder with respect to such restricted stock, including the right to vote the restricted stock and the right to receive dividends thereon.

Supplemental Executive Retirement Plan.

The Company does not maintain the type of traditional tax-qualified defined benefit pension plan offered by other banks with which we compete for executive talent. Other competitors also provide SERP benefits in addition to traditional qualified pension plans. As a result, the Board believes that a nonqualified pension benefit plan intended to provide a retirement benefit for the participants is important to the Company’s ability to attract and retain its top executive officers. For this reason, since 2002, the Company has had in effect a supplemental executive retirement program designed to provide a nonqualified pension benefit to certain key executives.

On December 21, 2006, our Board approved an amendment that had the effect of freezing the Supplemental Executive Retirement Plan adopted in 2002 (“Old SERP”), effective January 1, 2005. The Company concurrently adopted a new Supplemental Executive Retirement Plan (“New SERP”) effective January 1, 2005, which is administered by our Compensation Committee. Executives employed by the Company and/or the Bank who are designated by the Compensation Committee as participants are eligible to participate in the New SERP. Currently, the Company’s President and CEO and the Company’s Senior Vice President and Treasurer are participants and future participants could be added to the New SERP by future action of the Compensation Committee.

The Company’s primary rationale for freezing the Old SERP and adopting the New SERP was to make our supplemental executive retirement plan fully compliant with the requirements of Internal Revenue Code Section 409A. Failure to comply with Section 409A would have resulted in adverse tax consequences for the plan’s participants.

The New SERP also increased the annual nonqualified pension benefit that certain current participants will be entitled to receive following termination of employment. The New SERP benefit is generally equal to the participant’s final base compensation, multiplied by a multiplier percentage selected for such participant by the Committee. As a result of the adoption of the New SERP, the multiplier percentage for Mr. Mangano was increased to 55% from 50%, and the multiplier percentage for Mr. Reardon was increased to 30% from 25%. The changes were made as a result of a review of peer group benefits by the Compensation Committee.

Under the New SERP, a participant’s pension benefit interest generally vests in 10% increments on each completed year of employment with the Company, although a participant’s benefit will fully vest under other circumstances defined in the plan. As was the case under the Old SERP, as amended in 2004, the Board in its sole discretion, has the ability to accelerate the vesting of the pension benefit payable to any participant of the New SERP. In the case of Mr. Mangano, the Board has fully vested his benefit under the New SERP. The Board determined to accelerate Mr. Mangano’s pension benefit because of the potential tax exposure of Mr. Mangano under Section 280G of the Internal Revenue Code that would result from the acceleration of the vesting of this benefit in the event of a change in control.

The Compensation Committee did not provide that the size of benefit under the New SERP or Old SERP be related to individual or Company performance, as this benefit was provided so that the Company would be competitive with its peers for executive talent. The amount of the benefit under the New SERP and the Old SERP were determined by an analysis of this competitive environment where it was found this benefit was generally not tied to individual or company performance.

A more detailed description of the material terms and conditions of payments and benefits available under the New SERP and the Old SERP is located in this “Executive Compensation” section following the Pension Benefits Table.

Personal Benefits.

Our named executive officers receive certain personal benefits in connection with their employment with the Company. In 2006, to facilitate the business related travel of our CEO, the Company provided to our CEO a late model automobile and paid for its operation and maintenance, which was valued at the cost to us. Mr. Reardon receives an automobile reimbursement allowance. Mr. Mangano also was reimbursed for a golf club membership and a social membership at a country club located near the Company’s main office. These facilities are used by our CEO for business meetings.

Executive Life Insurance Agreements.

The Company entered into a life insurance arrangement with several executives, including our named executive officers, in 2002. Under the terms of the individual life insurance agreements, the covered employees obtain current life insurance protection while employed, and cash value accumulates under the underlying policies. In the event that a covered employee terminates employment with the Company, then coverage and all rights of the employee under the agreement and the policies ceases, unless the employee had both attained age 60 and completed 10 years of service with the Company (including years of service prior to implementation of the agreements) at the time of termination of employment, in which case coverage will remain in effect until death. In the event of a change of control (as defined in the agreements) prior to termination of employment, coverage will remain in effect until death. Coverage would cease in the event of termination of employment for cause (as defined in the agreements). The Company pays all premiums with respect to the policies. This benefit was instituted by us as a result of a review of the competitive marketplace for executive talent in our peer group.

Other Compensation Arrangements

As more fully described in this “Executive Compensation” section in the narrative that follows the Summary Compensation Table, the Company is a party to employment arrangements with its named executive officers, Robert F. Mangano, the Company’s President and Chief Executive Officer, and Joseph M. Reardon, the Company’s Senior Vice President and Treasurer.

Mr. Mangano’s Employment Agreement.

The Company entered into an Employment Agreement with Mr. Mangano as of August 22, 1999. This agreement had an original term of three years with the provision for annual extensions at each anniversary (the “Former Agreement”). In response to competitive market issues, the Compensation Committee determined to evaluate the terms and conditions of the Former Agreement in light of current compensation practices, the performance of Mr. Mangano as President and Chief Executive Officer of the Company since 1999 and the growing size and complexity of the Company.

In connection with this review, the Compensation Committee retained the services of an independent compensation consultant to review a number of issues with respect to Mr. Mangano’s compensation arrangements, including cash and non-cash components of his compensation, the term of the employment agreement, termination of employment benefits with and without a change in control of the Company, without “cause” termination by the Company and “good reason” termination by Mr. Mangano, gross-ups by the Company of benefit payments subject to Sections 280G and 4999 of the Code, which impose a federal excise tax on “golden parachute payments,” and contract benefit reductions as a result of the application of Section 162(m) of the Code, which makes non-deductible for tax purposes by the Company certain payments by the Company in excess of $1,000,000 to an employee as compensation. On the basis of the advice of the compensation consultant, legal counsel and its own assessments, the Compensation Committee negotiated a new employment agreement with Mr. Mangano, which the Company and Mr. Mangano executed on February 22, 2005.

The Compensation Committee believes the new employment agreement provides stability to the organization and furthers the Company’s overarching compensation objective of attracting and retaining the highest quality executives to manage and lead the Company in order to build and sustain value for our shareholders. The terms of the new agreement were determined in light of current compensation arrangements prevailing among enterprises with which it competes for persons serving as chief executive officer, Mr. Mangano’s past performance as Chief Executive Officer of the Company and the past performance of the Company under his leadership as Chief Executive Officer. The Compensation Committee also believes that the terms of the new employment agreement are reasonable.

Change in Control Arrangements.

Mr. Mangano’s employment agreement with the Company entitles him to payments by the Company if a change in control results in his termination of employment with the Company under certain circumstances defined in the agreement. In addition, effective April 1, 2004, the Company entered into a change of control agreement with Mr. Reardon that entitles him to receive payments by the Company if a change in control resulted in his termination of employment with the Company under certain circumstances defined in the agreement. The Board and the Compensation Committee determined that entering into the change in control agreement with Mr. Reardon benefited the Company because it believes that in an industry such as the Company’s, where changes in control occur on regular basis, such employment arrangements serve to focus executive management on the business of the Company. Further information regarding the terms of these employment arrangements is located in this “Executive Compensation” section in the narrative disclosures following the Summary Compensation Table. Further information concerning the potential payouts to our Mr. Mangano and Mr. Reardon under these arrangements is located in this “Executive Compensation” section under the heading “Terminations and Change in Control.”

Compliance With Internal Revenue Code Section 162(m).

Section 162(m) of the Internal Revenue Code generally allows a deduction to publicly traded companies for certain qualifying performance-based compensation. Section 162(m) disallows a deduction to the extent certain non-performance based compensation over $1 million paid to the Chief Executive Officer or to any other named executive officer. The Company believes that Section 162(m) deduction limits for fiscal 2006 will not be applicable or, if applicable, would not be material in terms of net financial effect. Therefore the Company does not intend to seek to change any fiscal 2006 compensation arrangements to comply with Section 162(m). The Company and the Compensation Committee will continue to monitor this matter.

Accounting and Tax Considerations.

The Board and the Compensation Committee consider the accounting and tax treatment of compensation they approve to named executive officers with respect to the Company and the tax impact on the named executive officer. Generally, the Compensation Committee has not structured compensation arrangements to provide named executive officers with particular tax benefits, except in connection with the adoption and amendment of the Company’s SERP and the change in control gross-up provisions in Mr. Mangano’s employment agreement. The Compensation Committee carefully considered the tax and accounting impacts of providing for a gross up payment to our CEO in the event payments made to him as a result of a change in control become “excess parachute payments” under Section 280G of the Internal Revenue Code and were thus subject to an excise tax provided for in Section 4999 of the Internal Revenue Code. The Board and the Compensation Committee do review the impact of the grants of restricted stock awards and options on the Company’s financial statements.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

FRANK E. WALSH, III (Chair)

CHARLES S. CROW, III

WILLIAM M. RUE

DAVID C. REED

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the Company’s named executive officers for the fiscal year ended December 31, 2006.

2006 SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (1) (c)	Bonus ($) (d)	Stock Awards ($) (2) (e)	Option Awards ($) (2) (f)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3) (h)	All Other Compensation ($) (i)	Total ($) (j)

Robert F. Mangano President and CEO	2006	$365,000	$135,000	$84,162	$2,982	$308,234	$73,350 (4)	$968,728

Joseph M. Reardon Senior Vice President and Treasurer	2006	$132,500	$35,000	$27,590	$17,158	$30,622	$7,968 (5)	$250,838

___________________

(1)	In fiscal 2006, our named executive officers deferred the following amounts into the Company’s 401(k) Plan: Mr. Mangano - $20,000; Mr. Reardon - $9,255.

(2)

Amounts shown in these columns reflect the compensation cost recognized in fiscal 2006 for financial statement reporting purposes for restricted stock awards and option awards, as determined in accordance with FAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

Additional information concerning our accounting for restricted stock and options granted in 2006, is included in Note 1 of the Notes to Consolidated Financial Statements in our 2006 Annual Report on Form 10-K.

(3)

The amounts reflected in this column represent the aggregate change in the actuarial present value of our named executive officers’ accumulated benefit under our Supplemental Executive Retirement Plan. The Company does not have any Non-qualified Deferred Compensation Plans.

(4)

For Mr. Mangano, the amounts reflected in this column include: (i) $6,096, which represents the value of the Company’s match of employee contributions under our 401(k) Plan; (ii) $1,990, which represents his imputed income for our executive life insurance program; (iii) $8,500, which represents the cost to the Company of providing additional long term disability coverage for Mr. Mangano; (iv) $6,400, which represents the annual cost to the Company of providing Mr. Mangano with a country club membership; and (v) $50,364, which represents the value of the Company provided car.

The Company calculates the aggregate incremental cost to the Company for the provision to Mr. Mangano of a Company car as the sum of the total cost of the car attributable to the fiscal year plus maintenance costs, insurance and gas paid by the Company. This amount has not been reduced to reflect the costs attributable to business use. Mr. Mangano is taxed on the imputed income attributable to personal use of the Company car and does not receive tax assistance from the Company with respect to these amounts.

(5)

For Mr. Reardon, the amounts reflected in this column include: (i) $3,966, which represents the value of the Company’s match of employee contributions under our 401(k) Plan; (ii) $402, which represents his imputed income for our executive life insurance program; and (iii) $3,600, which represents the value of a car reimbursement allowance.

Employment Agreements

On February 22, 2005, the Company, upon the authorization of the Compensation Committee of its Board of Directors, entered into a three-year employment agreement with Robert F. Mangano (the “Employment Agreement”), effective as of January 1, 2005, which replaced Mr. Mangano’s prior employment agreement with the Company, dated as of April 22, 1999. Pursuant to the terms of the Employment Agreement, Mr. Mangano will continue to serve as the President and Chief Executive Officer, and as a director, of each of the Company and the Bank, and

•	will receive an annual base salary for 2007 of at least $400,000, plus a cash bonus not to exceed 50% of his base salary;
•	will participate in the Company’s stock equity plans on at least an annual basis;
•

is entitled to participate in the employee benefit plans maintained by the Company and the Bank, including the 401(k) program, the medical insurance and reimbursement program, the group term life insurance program, the group disability program, and the Company’s Supplemental Executive Retirement Plan; and

•

is entitled to reimbursement for reasonable out-of-pocket business expenses, the use of an automobile, a country club membership and reimbursement for reasonable moving costs associated with his relocation to the market area of the Bank.

The Employment Agreement is subject to automatic one year extensions but may not be extended beyond October 21, 2010.

Under his employment agreement, Mr. Mangano is also entitled to receive the severance and other termination benefits described under the heading “Termination of Employment and Change in Control Arrangements” on page 37 of this proxy statement.

Mr. Mangano will be subject to a restrictive covenant upon termination. Pursuant to the restrictive covenant, Mr. Mangano may not, for one year following the termination or discontinuation of Mr. Mangano’s employment or during the remaining term of the Employment Agreement, serve as an officer or director or employee of any community bank, savings association or mortgage company with principal offices in Middlesex County, New Jersey, and which offers products and/or services from offices in Middlesex County, New Jersey, competing with those offered by the Bank.

Executive Life Insurance Program

The Company entered into a life insurance arrangement with several executives in 2002. Under the terms of the individual life insurance agreements, the covered employees obtain current life insurance protection while employed, and cash value accumulates under the underlying policies. In the event that a covered employee terminates employment with the Company, then coverage and all rights of the employee under the agreement and the policies cease, unless the employee had both attained age 60 and completed 10 years of service with the Company (including years of service prior to implementation of the agreements) at the time of termination of employment, in which case coverage will remain in effect until death. In addition, in the event of a change of control (as defined in the agreements) prior to termination of employment, coverage will remain in effect until death. Coverage would cease in the event of termination of employment for cause (as defined in the agreements). The premiums for the Company’s Executive Life Insurance program were paid by the Company in October 2002 and supplemented in October 2005.

The Company owns the policies and all cash values thereunder. Upon the death of the covered employee, if the agreement is still in effect, the death proceeds will be used by the Company to pay to the insured’s beneficiary an amount equal to three times the covered employee’s base annual salary (not including bonus or other forms of compensation) in effect at the time of his or her death or retirement, minus amounts payable by reason of any other group term insurance coverage provide by the Company. The Company is entitled to all other amounts payable under the policies. During 2006, Messrs. Mangano and Reardon were parties to these agreements. At December 31, 2006, the death benefit under Mr. Mangano’s policy was $1,045,000 and the death benefit payable under Mr. Reardon’s policy was $347,500.

GRANTS OF PLAN-BASED AWARDS

The following table provides information regarding grants of plan-based awards to our named executive officers during 2006.

GRANT OF PLAN-BASED AWARDS DURING 2006

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#) (1), (2)	All Other Option Awards: Number of Securities Underlying Options (#) (1), (3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

Robert F. Mangano	07/13/2006	2,120			$37,500
	12/21/2006	3,180			$57,030
	12/21/2006		2,120	$17.93	$15,010

Joseph M. Reardon	07/13/2006	2,120			$37,500
	12/21/2006		2,120	$17.93	$15,010

___________________

(1)

All equity awards reflected in these columns were made under the Company’s 2005 Equity Incentive Plan. Additional details regarding these equity awards are located under “Annual Equity Awards” in the Compensation Discussion and Analysis.

(2)

All stock awards reflected in this column represent grants of restricted stock, which generally will vest in equal installments over a period of four years (commencing on the first anniversary of the date of grant). Recipients of restricted stock grants have all of the rights of a shareholder with respect to the restricted stock, including the right to vote the restricted stock and the right to receive dividends. Unvested equity awards are generally subject to forfeiture upon the termination of employment for any reason other than death, disability or retirement.

(3)

All option awards reflected in this column generally will vest 20% on the date of grant with the remaining options vesting in equal annual installments over a period of four years. Recipients of option awards do not have any rights as a shareholder with respect to any shares which may be purchased by exercise of the options, including the right to vote the shares or receive dividends, unless and until the option is duly and fully exercised. Unvested equity awards are generally subject to forfeiture upon the termination of employment for any reason other than death, disability or retirement.

Stock Option Plans

2006 Directors Stock Plan

The 1st Constitution Bancorp 2006 Directors Stock Plan (the “2006 Directors Plan”) was adopted by the Board of Directors of the Company on March 23, 2006 and was approved by the shareholders on May 18, 2006. The 2006 Directors Plan is administered by the Compensation Committee of the Board, which determines the terms of each grant under the plan.

The 2006 Directors Plan is administered by the Board, which determines the terms of each grant under the plan. Under the 2006 Directors Plan, the Company may grant participants stock options or shares of restricted stock relating to an aggregate maximum of 50,000 shares of the Company’s common stock. Awards may be granted under the 2006 Directors Plan only to non-employee directors of the Company or directors of any of the Company’s subsidiaries or affiliates.

The exercise price of options granted under the 2006 Directors Plan must equal at least the fair market value of the Company common stock at the time of grant. The number of shares of Company common stock covered by the 2006 Directors Plan, and the amount and grant price for each award, shall be proportionally adjusted for any increase or decrease in the number of issued shares of Company common stock resulting from the subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares effected without receipt of consideration by the Company.

Except as otherwise determined by the Board, upon termination of service as a director during the applicable restriction period, restricted stock that is at that time subject to restrictions will be forfeited and reacquired by the Company, except that the Board may, in its sole determination, waive the restrictions or forfeiture conditions relating to restricted stock.

2005 Equity Incentive Plan

The 1st Constitution Bancorp 2005 Equity Incentive Plan (the “2005 Plan”) was adopted by the Board of Directors of the Company on February 17, 2005 and was approved by the shareholders on May 19, 2005.

The 2005 Plan is administered by the Compensation Committee of the Board, which determines the terms of each grant under the plan. Under the 2005 Plan, the Company may grant participants stock options, restricted stock, or other awards determined by the Compensation Committee relating to an aggregate maximum of 333,900 shares of the Company’s common stock, subject to future adjustment. Participants are limited in any year to awards under the Plan relating to no more than 21,200 shares per type of award (that is, options, restricted stock, and other awards), plus the amount of the participant’s unused annual limit relating to the same type of award as of the close of the previous year, subject to future adjustment.

Awards may be granted under the 2005 Plan to employees of the Company or any subsidiary or affiliate, including any executive officer or employee director of the Company, a consultant or other person who provides substantial services to the Company or a subsidiary or affiliate, and any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an award until such person has commenced employment with the Company or a subsidiary or affiliate. Non-employee directors are not eligible to participate in the 2005 Plan.

The exercise price of options granted under the 2005 Plan must equal the fair market value of the Company common stock at the time of grant, and the term of any option cannot exceed 10 years after the date of the grant. The number of shares of Company common stock covered by the 2005 Plan, and the amount and grant price for each award, shall be proportionally adjusted for any increase or decrease in the number of issued shares of Company common stock resulting from the subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares effected without receipt of consideration by the Company.

Key Employee Plan and 1996 Stock Option Plan

The Bank’s 1990 Employee Stock Option Plan for Key Employees, as amended (the “Key Employee Plan”), was adopted by the Board of Directors of the Bank and approved by the shareholders of the Bank in March 1990. The Bank’s 1996 Employee Stock Option Plan (the “1996 Stock Option Plan”) was adopted by the Board of Directors of the Bank and approved by the shareholders of the Bank in March 1997. In 1999, as part of the formation of the Company as a holding company for the Bank, the Key Employee Plan and the 1996 Stock Option Plan were each amended so that no further grants may be made thereunder, and each option to purchase one share of Bank common stock was converted into an option to purchase one share of Company common stock, and such plans were thereafter administered by a committee of the Board of Directors of the Company rather than a committee of the Board of Directors of the Bank.

As of the date of this proxy statement, options for 2,026 shares (as adjusted for all stock dividends) were outstanding under the Key Employee Plan, and no options were outstanding under the 1996 Stock Option Plan.

2000 Employee Stock Option and Restricted Stock Plan

The 2000 Employee Stock Option and Restricted Stock Plan (the “2000 Plan”) was adopted by the Board of Directors of the Company and approved by the shareholders of the Company in April 2000. Under the 2000 Plan, the Company may issue stock options for up to 568,200 shares of its common stock to eligible employees, independent contractors, agents and consultants of the Company and its subsidiaries, but excluding non-employee directors of the Company, to aid in attracting and retaining employees, independent contractors, agents and consultants, and to closely align their interests with those of shareholders. The Company may also issue shares of Company restricted common stock under the 2000 Plan as a bonus to any employee for such consideration as determined by the committee in accordance with applicable laws.

The 2000 Plan is administered by the Compensation Committee of the Board, which determines the terms of each grant under the 2000 Plan. Under the 2000 Plan, the option price must equal the fair market value of the Company common stock at the time of grant, and the term of any option cannot exceed 10 years after the date of the grant. The number of shares of Company common stock covered by the 2000 Plan, and the amount and option price for each outstanding option, shall be proportionally adjusted for any increase or decrease in the number of issued shares of Company common stock resulting from the subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares effected without receipt of consideration by the Company.

As of the date of this proxy statement, options for 52,184 shares (as adjusted for all stock dividends) were outstanding under the 2000 Plan and 58,326 shares of restricted stock, subject to vesting based on continued service, have been granted under the 2000 Plan. No grants were made under the 2000 Plan during 2006.

Directors Plan

The Board of Directors of the Company adopted a Directors Stock Option and Restricted Stock Plan for non-employee directors (the “Directors Plan”). The Directors Plan provides for options to purchase a total of not more than 140,708 shares of Company common stock by non-employee directors of the Company and its subsidiaries, including the Bank. As of the date of this proxy statement, options for 62,241 shares (as adjusted for all stock dividends) were outstanding under the Directors Plan.

The Directors Plan is administered by the Compensation Committee of the Board, which determines the terms of each grant under such Directors Plan. Under the Directors Plan, the option price must equal the fair market value of the Company common stock at the time of grant, and the term of any option cannot exceed 10 years from the date of the grant. The number of shares of Company common stock covered by the Directors Plan, and the amount and option price for each outstanding option shall be proportionally adjusted for any increase or decrease in the number of issued shares of Company common stock resulting from the subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares effected without receipt of consideration by the Company.

Upon the approval by the shareholders of the Company’s 2006 Directors Stock Plan at the 2006 Annual Meeting of Shareholders, the Directors Plan was discontinued and, as of such time, no further awards may be made under the Directors Plan.

OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR-END

Option Awards (1)					Stock Awards (2)
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (d)	Option Expiration Date (e)	Number of Shares or Units of Stock That Have Not Vested (#) (f)	Market Value of Shares or Units of Stock That Have Not Vested ($) (g)
Robert F. Mangano	890	1,336	$18.64	12/15/15
	424	1,696	$17.93	12/21/16
					615 (2.A)	$11,550
					615 (2.B)	$11,550
					1,169 (2.C)	$21,954
					1,753 (2.D)	$32,921
					1,670 (2.E)	$31,363
					2,505 (2.F)	$47,044
					2,120 (2.G)	$39,814
					3,180 (2.H)	$59,720
Joseph M. Reardon	1,415	0	$3.71	12/06/10
	1,348	0	$8.03	12/20/11
	1,285	0	$7.70	07/18/12
	2,574	0	$10.77	12/19/12
	1,961	491	$11.98	12/19/13
	1,402	935	$15.57	12/16/14
	890	1,336	$18.64	12/15/15
	424	1,696	$17.93	12/21/16
					307 (2.I)	$5,765
					888 (2.J)	$16,677
					1,670 (2.K)	$31,363
					2,120 (2.L)	$39,814

___________________

(1)

All option awards reflected in these columns either vested or will vest in 20% annual increments, with the first 20% vesting on the date of grant and the remaining options vesting in equal annual installments on the anniversary date of grant over the next four years of the ten year option term.

(2)

All stock awards reflected in these columns represent restricted stock grants, which either vested or will vest in 25% annual increments, with the first 25% vesting one year from the date of grant and the remaining restricted stock vesting in equal annual installments on the anniversary date of grant over the next three years.

The following table provides the grant date for each restricted stock award reflected above.

Footnote Reference	Grant Date
2.A	05/22/03
2.B	12/18/03
2.C	07/17/04
2.D	12/16/04
2.E	06/16/05
2.F	12/15/05
2.G	07/13/06
2.H	12/21/06
2.I	07/17/03
2.J	07/17/04
2.K	06/16/05
2.L	07/13/06

OPTION EXERCISES AND STOCK VESTED

The following table provides information regarding option exercises and restricted stock vested during 2006 for each of our named executive officers.

2006 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)

Robert F. Mangano	71,897	1,131,659	4,456	84,162

Joseph M. Reardon	-	-	1,477	27,590

___________________

PENSION BENEFITS

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under the Company’s Supplemental Retirement Plan adopted in 2002 and frozen as of December 31, 2004 (the “Old SERP”) and the Company’s Supplemental Retirement Plan effective January 1, 2005 (the “New SERP”) determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. Information regarding the Old SERP and the New SERP can be found in the narrative immediately following this table and in the Compensation Discussion and Analysis section of this proxy statement under the heading “Supplemental Executive Retirement Plan” on page 24.

2006 PENSION BENEFITS

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)

Robert F. Mangano	Supplemental Executive Retirement Plan	10	913,076	0

Joseph M. Reardon	Supplemental Executive Retirement Plan	6	64,996	0

Supplemental Executive Retirement Plans.

The Company maintains two Supplemental Executive Retirement Plans. The 1st Constitutional Bancorp Supplemental Executive Retirement Plan (“Old SERP”) was established on October 1, 2002, and the 1st Constitutional Bancorp 2005 Supplemental Executive Retirement Plan (“Old SERP”) was established on January 1, 2005 (the “New SERP”) (collectively, the SERPS”). The SERPS provide nonqualified pension benefits to certain executives who have been appointed by a committee of the Company’s Board of Directors (the “Committee”) to participate in the SERPS.

Under the SERPS, a participant vests in his benefits at a rate of 10% for each full year of service with the Company. Upon completing 10 years of service, a participant is 100% vested in his benefits under the SERPS. Notwithstanding the foregoing, a participant will become 100% vested in his benefits upon his normal retirement date, death or disability while he is employed with the Company, or upon a change in control. If a participant is terminated for cause, all of his benefits under the SERPS will be forfeited.

On December 31, 2004, the Old SERP was frozen. All unvested benefit liabilities were transferred to the New SERP. At the time that the Old SERP was frozen, Mr. Mangano and Mr. Reardon were participants. Mr. Mangano is fully vested in his benefit under the SERPS. Mr. Reardon is not fully vested in his benefits under the SERPS.

A participant’s benefits under the SERPS as of his normal retirement date (65th birthday) is equal to the percentage multiplier established by the Committee for each participant times the participant’s final base compensation. The percentage multiplier used to calculate benefits under the old SERP is 50% and 25% for Mr. Mangano and Mr. Reardon, respectively. The percentage multiplier used to calculate benefits under the New SERP is 55% and 30% for Mr. Mangano and Mr. Reardon, respectively. Final base compensation means a participant’s highest annual rate of base compensation in effect for the twelve month period prior to his termination from employment. Bonuses, overtime pay, commissions, other extraordinary payments, reimbursements or other expense allowances, equity compensation, fringe benefits (cash and non-cash), moving expenses, deferred compensation, and welfare benefits are excluded, and amounts contributed to the Company’s 401(k) plan and cafeteria plan are included in the determination of final base compensation. Notwithstanding the foregoing, if a participant dies while employed by the Company before age 65 and before a change in control, final base compensation will be determined as of the date of death, as adjusted by 4% annual increases until age 65.

Mr. Reardon, who is age 54, has not reached his normal retirement date. If a participant terminates employment with the Company before his normal retirement date (for reasons other than death, death disability or a change in control), his normal retirement benefits under the SERPS will be reduced by 5% for each full and partial year that his termination date precedes his normal retirement date. Upon a change in control, the participant’s benefit under the SERPS will be reduced by 5% for each year (or a portion thereof) by which the payment commencement date precedes his 65th birthday.

Generally, a participant elects a form of payment at the time they become eligible to participate in the SERPS. In the event that a participant commences payment of his benefit under the SERPS at or following age 65 (or following a change of control), the participant will be entitled to a lifetime annuity with a 15-year minimum guaranteed payout period, or a lump sum that is the actuarial equivalent thereof. For payments commencing prior to age 65 (assuming no change of control), the participant will be entitled to a 15-year guarantee payout (but without a life annuity), or a lump sum that is the actuarial equivalent thereof.

If a participant terminates employment as a result of becoming disabled, he will be entitled to an unreduced benefit commencing on his normal retirement date. The benefit under the SERPS will be paid as a lifetime annuity with a 15-year minimum guaranteed payout period.

If a participant dies before payment of his benefits under the SERPS commence and while employed with the Company or after separating from service with the Company as a result of disability, his beneficiary will receive a lump sum payment equal to the actuarial equivalent of the benefits payable at the participant’s normal retirement date. If a participant dies after payment of his benefits under the SERPS have commenced, his beneficiary will receive a lump sum payment equal to the actuarial equivalent of the remaining benefits.

Lump sum payments are equal to the amount of the monthly annuity multiplied by a factor derived from the actuarial equivalent factors (mortality table and interest rate). These factors are determined by the Committee and are based upon market conditions. Currently, the mortality table being used is the RP-2000 Annuity Mortality Table and the interest rate is 6%.

Payments from the New SERP may be delayed upon a participant’s termination of employment, in accordance with Section 409A of the Internal Revenue Code.

The values reflected in “Present Value of Accumulated Benefit” (column (d)) of the above table are based on the lump sum present value of a single life annuity using the factors described above. Additional information regarding the assumptions used in calculating the present value of the benefits accrued under the SERPS may be found in Note 11 to our audited financial statement in the Form 10-K for fiscal 2006.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

Change in Control Payments and Benefits

As discussed in more detail in the narrative following the Summary Compensation Table on page 28 of this proxy statement, the Company has entered into an employment agreement with Mr. Mangano which contains change in control provisions, and we have a written change of control agreement with Mr. Reardon. Under these agreements, these executives are entitled to certain payments and benefits upon the occurrence of certain triggering events that result in the executive’s termination. The incremental benefits that our named executive officers are generally entitled to upon the occurrence of certain triggering events are described and quantified below. The amounts are estimates and the actual amounts can only be determined at the time of such executive’s separation from the Company.

The amounts quantified in the table below assume that termination was effective as of December 31, 2006. If these amounts are computed using a date other than December 31, 2006, the change in the amounts shown in the table below could be significant. For example, each of the named executive officers could receive other equity awards in 2007 and other awards unvested on December 31, 2006 may vest subsequent to such date, salaries for 2007 have increased over 2006 and bonuses might be higher or lower in 2007, and the price of our common stock could be significantly higher or lower, all of which would impact the amounts shown if we had calculated the amounts based on another date for the change of control or termination of employment. Also the “Excise Tax Gross-up” depends on compensation received over a period of time and thus can be impacted by the point in time when it is measured.

The amounts in the table below do not include payments and benefits to which our named executive officers would be entitled regardless of the termination event or which are available on a non-discriminatory basis to all salaried employees. The amounts that are not reflected include:

•

Payment of base salary earned through the date of termination of employment (amounts earned as of the last day of the Company’s fiscal year are reflected in the Salary column of the Summary Compensation Table).

•

Payment of the balance of any incentive awards earned and not yet paid (amounts earned as of the last day of the Company’s fiscal year are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 28).

•	Accrued vacation pay.
•	Other or additional benefits then due or already earned or fully vested in accordance with applicable plans, programs or agreements.
•	Distributions of plan balances under the Company’s 401(k) plan.

Mr. Mangano’s employment agreement provides for a lump-sum payment and other benefits to Mr. Mangano if he is terminated within 12 months after a change in control for reasons other than for cause, death, disability or termination by Mr. Mangano for any reason. Mr. Mangano’s employment agreement also provides for the payment of lump-sum or monthly payments and other benefits to Mr. Mangano if he is terminated other than for cause or quits for “good reason.”

Mr. Reardon’s change of control agreement provides for the continued payment of his base salary for a period of 18 months if he is terminated within 18 months after a change in control for reasons other than for cause, death, disability, retirement or termination by Mr. Reardon for good reason. In addition, the vesting schedule of Mr. Reardon’s benefits under the New SERP, will accelerate to provide immediate and full vesting upon a change in control. Mr. Mangano’s New SERP benefit is currently fully vested.

Also, under the terms of the 2005 Plan, occurrence of a change in control (as defined in the 2005 Plan) results in immediate acceleration of vesting and exercisability of unvested stock options, and accelerated vesting of restricted stock awards, even if termination of employment has not occurred. This “single trigger” acceleration assures the named executive officers that we cannot claim that the option or restricted stock award expired on termination of employment.

Our named executive officers are not generally entitled to receive any incremental payments or benefits if the officer voluntarily initiates the termination of employment with the Company.

We have these agreements with our named executive officers because we want to retain their services in case a change in control becomes a possibility. Often when this happens, executives become distracted by personal concerns about how they will be affected by the change. Our agreements provide financial security in the face of a possible major event requiring our named executive officers’ concentrated efforts.

With this in mind, we have structured the occurrence of a change in control in Mr. Mangano’s employment agreement, Mr. Reardon’s change of control agreement and Mr. Reardon’s New SERP using a very broad definition of that term. The events defined in the agreement as changes of control are as follows:

•

Outsider stock accumulation. Under Mr. Mangano’s employment agreement, a change in control is generally deemed to occur if a person or business entity acquires 35% or more of our common stock. Under Mr. Reardon’s New SERP, a change in control is generally deemed to occur if a person or business entity acquires 50% or more of our common stock.

•

Outsider tender/exchange offer. Under Mr. Mangano’s employment agreement, a change in control is generally deemed to occur upon the first purchase of our common stock made under a tender offer or exchange offer by a person or entity that is not our “affiliate.” This does not apply to Mr. Reardon’s change of control agreement or his New SERP.

•

Business combination transaction. Under Mr. Mangano’s employment agreement, a change in control is generally deemed to occur if we complete a merger or consolidation with another company, other than a merger or consolidation where the Company is the surviving entity, and the merger or consolidation does not result in the reclassification of shares or the alteration of the composition of the Board, other than the addition of three additional directors. Under Mr. Reardon’s change of control agreement, a change in control is generally deemed to occur if we complete a merger or consolidation, or a binding share exchange involving the Company’s securities, other than any transaction where the Company’s securities would represent at least 66 2/3% of the voting securities of the surviving entity. Under Mr. Reardon’s New SERP, a change in control is generally deemed to occur if we complete a merger or consolidation, or a binding share exchange involving the Company’s securities, other than any transaction where the Company’s securities would represent at least 50% of the voting securities of the surviving entity.

•	Asset sale. A change in control is generally deemed to occur if we sell or otherwise dispose of all or substantially all of our assets, or those of our banking subsidiary.

•	Dissolution/Liquidation. A change in control is generally deemed to occur if we adopt a plan of dissolution or liquidation.
•

Board turnover. A change in control is generally deemed to occur if we experience a substantial and rapid turnover in the membership of our Board of Directors. This means that changes in Board membership occurring within any period of 2 consecutive years result in, under Mr. Mangano’s employment agreement, two-thirds (2/3) of our Board members not being “continuing directors,” and under Mr. Reardon’s change of control agreement and his New SERP, a majority of our Board members not being continuing directors. A “continuing director” is a Board member who was serving as such at the beginning of the 2-year period, or one who was nominated or elected by the vote of at least 2/3 of the “continuing directors” who were serving at the time of his/her nomination or election.

•

Controlling influence. A change in control is generally deemed to occur if under Mr. Mangano’s employment agreement, any person or group within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act exercises a controlling influence over the management or policies of the Company. This does not apply to Mr. Reardon’s change of control agreement or his New SERP.

•

Control of election. A change in control is generally deemed to occur if under Mr. Mangano’s employment agreement, any person acquires either directly or indirectly control over the election of a majority of the Company’s directors. This does not apply to Mr. Reardon’s change of control agreement or his New SERP.

“Cause” for our termination of a named executive officer’s employment means his or her failure to perform employment duties, misconduct in office, a criminal conviction, drug or alcohol abuse or excessive absence. For Mr. Mangano, “good reason” means any of the following actions by us:

•	We require Mr. Mangano to move his personal residence out of the Bank’s geographic area;
•	We assign Mr. Mangano duties and responsibilities substantially inconsistent with those normally associated with his position;
•	We materially reduce Mr. Mangano’s responsibilities or authority;
•	We materially reduce Mr. Mangano’s base salary or benefits; or
•	We materially breach Mr. Mangano’s employment agreement with the Company and that breach is not cured within 30 days after he notifies the Company of the breach.

For Mr. Reardon, “good reason” means any of the following actions by us:

•	We significantly reduce Mr. Reardon’s authority or responsibility;
•	We assign Mr. Reardon duties that are materially different or require a significant increase in travel;
•	We reduce Mr. Reardon’s base salary or fail to grant reasonable increases in base salary;

•	We relocate the Company’s principal offices to a location outside the State of New Jersey; or
•	A successor to the Company fails to assume the agreement.

The benefit to which Mr. Mangano becomes entitled if he is terminated without cause, or quits for any reason, within 12 months after a change in control, is a lump sum amount equal to three times the aggregate of his then base salary plus a projected annual cash bonus, to be paid within 10 days after termination.

The benefit to which Mr. Mangano becomes entitled if he is terminated without cause, or quits for good reason, other than in the 12-month period following a change in control, is double the aggregate of his base salary plus any appropriate cash bonus on an annual basis at the rate then in effect. This amount is payable in equal consecutive monthly payments, or in one lump sum within 10 days after the termination, at the discretion of the Company. In the event that any severance payments would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, (the “Code”) or any interest or penalties are incurred by Mr. Mangano as a result of such excise tax, Mr. Mangano will be entitled to receive a gross-up to offset any such amounts. This is an additional payment by us to the named executive officer to offset the excise tax the named executive officer has to pay, as well as any tax on the “gross-up” payment itself.

The benefit to which Mr. Reardon becomes entitled if he is terminated without cause, or quits for good reason, within 18 months after a change in control, is 18 monthly payments equal to one-twelfth of his highest base salary that he received in the 12 months prior to such termination. If payments under Mr. Reardon’s change of control agreement would not be deductible in whole or in part under Section 280G or 162(m) of the Code, or any combination thereof, such payments will be reduced until the payments are either fully deductible or are reduced to zero.

Mr. Reardon’s benefits under the New SERP will immediately and fully vest, to the extent they have not already vested, upon a change in control. Under the terms of the New SERP, Mr. Reardon earns the right to an annual nonqualified pension benefit to be paid following termination of employment, subject to a vesting schedule. Mr. Reardon’s New SERP benefit is generally equal to his final base compensation, multiplied by a multiplier of 30%. Final base compensation is generally equal to Mr. Reardon’s highest annual rate of base compensation in effect during the twelve month period prior to termination of employment. In the event that Mr. Reardon, who is currently age 54, terminates employment prior to age 65 (for reasons other than disability, death or change in control, then the New SERP benefit is reduced by 5% for each full or partial year by which the Mr. Reardon’s termination date precedes his attainment of age 65.

The table below provides information for our named executive officers regarding benefits payable to our named executive officers upon a change in control or termination of employment. Because Mr. Mangano is fully vested in his SERP benefit, he is entitled to the amount reflected in the “Present Value of Accumulated Benefit” column (d) of the 2006 Pension Benefits Table above, and this amount is not included as an incremental payment due to Mr. Mangano in the table below. However, Mr. Reardon would become immediately vested in his SERP benefit upon the occurrence of certain events set forth in the table below and would under such circumstances be entitled to the incremental pension benefit reflected in the “Incremental SERP Benefit” column in the table below. The incremental benefit attributable to Mr. Reardon in the table below is the amount in excess of the amount Mr. Reardon would otherwise be entitled to receive as reflected in the “Present Value of Accumulated Benefit” column (d) of the 2006 Pension Benefits Table above.

As discussed above, Mr. Mangano would receive a “gross-up” payment from the Company in the event that any severance payments become subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by Mr. Mangano as a result of such excise tax. Based on the estimated amounts being used for this proxy statement, if on December 31, 2006, Mr. Mangano had been terminated without cause or had he resigned for any reason after a change in control, he potentially would be subject to an excise tax (as reflected in the row “Termination Without Cause or Resignation for Any Reason After Change in Control”). The “gross up” calculations used in the table below should be understood to provide only an estimate of the potential amounts payable to Mr. Mangano upon the occurrence of an event that results in his termination of employment.

2006 TERMINATION OF EMPLOYMENT AND

CHANGE IN CONTROL ARRANGEMENTS TABLE

	Cash Severance Payment (1)	Acceleration or Continuation of Equity Awards under 2005 Equity Incentive Plan	Incremental SERP Benefit	Excise Tax Gross-up	Total Termination Benefits

Robert F. Mangano (2)
• Involuntary Not for Cause or Good Reason Termination	$1,000,000	-	-	-	$1,000,000
• Termination Without Cause or Resignation for Any Reason After Change in Control	$1,500,000	$260,971 (3)	-	$647,873(4)	$2,408,844

Joseph M. Reardon (2)
• Termination Without Cause or Resignation for Good Reason After Change in Control	$198,750	$106,625 (3)	$63,600 (5)	-	$368,975
• Early Retirement	-	-	- (6)	-	-
• Death	-	-	$102,913 (7)	-	$102,913
• Disability	-	-	$63,600 (8)	-	$63,600

___________________

(1)

Value of cash severance payment is represented by a single figure representing the amount the named executive officer would receive in a lump-sum payment, even though payment of the cash severance payment may be paid in monthly installments.

(2)

This table does not include death benefits under the Company’s Executive Life Insurance program that would have been payable to the beneficiaries of Messrs. Mangano and Reardon in the event that their deaths occurred on December 31, 2006. In such an event, the amount payable to Mr. Mangano’s beneficiaries would have been $1,045,000 and the amount payable to Mr. Reardon’s beneficiaries would have been $347,500.

Upon a change in control, if Mr. Reardon is terminated without cause or resigns for good reason, he will remain covered under the Executive Life Insurance program until death. Because Mr. Mangano had both attained age 60 and completed 10 years of service with the Company prior to December 31, 2006, coverage under his Executive Life Insurance agreement remains in effect until death regardless of whether there is a change in control.

(3)

Calculated by multiplying the aggregate number of shares of Company common stock underlying unvested options attributable to such individual as of December 31, 2006 by the difference between the exercise price of such options and $19.91, the closing price per share of Company common stock on December 29, 2006 (the last business day of 2006), plus the market value of unvested stock awards attributable to such individual based on such closing price.

(4)

Calculated using the Safe Harbor Valuation Table under Internal Revenue Service Revenue Procedure 2002-45 (the “IRS Valuation Table”). In its financial statements for the year ended December 31, 2006, the Company utilized the Black-Scholes valuation model to measure share-based compensation cost for stock option grants, as required for financial reporting purposes. The Company utilized the IRS Valuation Table for purposes hereof because it is a safe-harbor calculation methodology.

(5)

This amount represents the present value of four years of credited service under the SERP. Mr. Reardon’s SERP benefit vests automatically in the event of a change of control, regardless of whether he resigns or is terminated following a change in control. If following a change in control, Mr. Reardon elects to take his benefit prior to normal retirement age, there would be a 5% reduction for each year that he elects to take the benefit prior to his normal retirement date.

(6)	Mr. Reardon’s SERP benefit would be reduced by 5% for each full or partial year by which Mr. Reardon’s termination date precedes his attainment of age 65. On December 31, 2006, Mr. Reardon was age 54.
(7)

If Mr. Reardon dies before payment of his benefits commence and while employed with the Company, or after separating from the Company as a result of disability, his beneficiary will receive a lump sum payment equal to the actuarial equivalent of the benefits that would have otherwise been payable at his normal retirement date.

(8)

This amount represents the present value of four years of credited service under the SERP. Mr. Reardon’s SERP benefit vests automatically in the event of separation from service with the Company as a result of disability, which will commence at normal retirement date, unreduced for early retirement, in the form of a lifetime annuity with a 15-year guarantee.

CERTAIN TRANSACTIONS WITH MANAGEMENT

Transactions with Related Persons

The Company, through its subsidiary the Bank, has made loans to its directors and executive officers and their associates and, assuming continued compliance with generally applicable credit standards, it expects to continue to make such loans. All of these loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 2006, the Bank had total loans and loan commitments outstanding to directors and executive officers and their affiliates of approximately $1,023,136 million, or approximately 2.9% of total shareholder’s equity at that date. As of December 31, 2006, no director or executive officer of the Company was in default under any loan transaction with the Company or the Bank.

The Board has determined that other than the transactions described in the preceding paragraph, no transactions occurred since the beginning of 2006 involving any director, director nominee or executive officer of the Company, any known 5% shareholder of the Company or any immediate family member of any of the foregoing persons (together “related persons”) that would require disclosure as a “related person transaction”.

Company Policy and Procedure

In April 2007, the Board adopted a written policy for the review and the approval or ratification of any related person transaction. The policy applies to the “related persons” described above and defines a related person transaction as one or a series of similar transactions, arrangements or relationships in which the Company (or the Bank) was, is, or will be a participant and the amount involved exceeds $120,000 (determined without regard to the amount of profit or loss involved in the transaction) and in which a related person has a direct or indirect material interest. The policy does not cover arrangements available on the same basis to all employees generally, employment or compensation arrangements executive officers, other senior officers or other employees of the Company, director compensation arrangements or loans, deposit or other customary customer transactions generally available to customers of the Company’s subsidiaries on a non-discriminatory basis.

Under the policy, a related person transaction requires the approval or ratification of the Audit Committee or the Chair of the Audit Committee who, in consultation with the Chief Executive Officer or the Chief Financial Officer, determines that it is not practicable or desirable for the Company to wait until the next Audit Committee meeting for approval or ratification. Prior to approving or ratifying any transaction, the Audit Committee or the Chair must determine that the transaction is entered into in good faith and on fair and reasonable terms to the Company. No related person is to participate in the review of a transaction in which he or she may have an interest. No transactions were required to have been reviewed and considered under this policy since its adoption.

SHAREHOLDER PROPOSALS

New Jersey corporate law requires that the notice of shareholders’ meeting (for either a regular or special meeting) specify the purpose or purposes of the meeting. Thus any substantive proposal, including shareholder proposals, must be referred to in the Company’s notice of shareholders’ meeting for the proposal to be properly considered at a shareholders’ meeting.

Proposals of shareholders which are eligible under the rules of the Securities and Exchange Commission to be included in the Company’s 2007 proxy materials must be received by the Corporate Secretary of the Company no later than December 26, 2007.

If the Company changes the date of its 2007 annual meeting to a date more than 30 days from the date of its 2007 annual meeting, then the deadline for submission of shareholder proposals will be changed to a reasonable time before the Company begins to print and mail its proxy materials. If the Company changes the date of its 2007 annual meeting in a manner that alters the deadline, the Company will so state under Part II, Item 5 of the first quarterly report on Form 10-Q it files with the SEC after the date change, or will notify its shareholders by another reasonable method.

Under our bylaws, written notice of shareholder nominations to the Board of Directors must be delivered to the Company’s Secretary not less than 90 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, any shareholder who wishes to have a nomination considered at the 2008 annual meeting must deliver a written notice (containing the information specified in our bylaws regarding the shareholder and the proposed action) to the Company’s Secretary by February 24, 2008.

OTHER MATTERS

The Board is not aware of any other matters that may come before the annual meeting. However, in the event such other matters come before the meeting, the persons named on the white proxy card will have the discretion to vote on those matters using their best judgment.

Shareholders are urged to sign the enclosed proxy, which is solicited on behalf of the Board, and return it in the enclosed envelope.

By Order of the Board of Directors

ROBERT F. MANGANO

President and Chief Executive Officer

A copy of the annual report to stockholders for the fiscal year ended December 31, 2006 accompanies this proxy statement. The annual report is a combined report with the Company’s Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2006 filed with the Securities and Exchange Commission. The Company will provide copies of the exhibits to the Form 10-K upon payment of a reasonable fee, upon receipt of a request addressed to the Corporate Secretary, 1st Constitution Bancorp, 2650 Route 130 North, Cranbury, New Jersey 08512.

Appendix A

1st CONSTITUTION BANCORP

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee is appointed by the Board to assist the Board in monitoring: (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditor, and (4) the compliance by the Company with legal and regulatory requirements. The term “Company” as used herein means 1st Constitution Bancorp.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

Committee Membership

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the Nasdaq and applicable federal law. At least one member of the Audit Committee shall qualify as a “financial expert” in accordance with applicable SEC rules.

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Company’s Nominating Committee. One of the members shall be appointed Audit Committee Chairperson by the Board of Directors. Audit Committee members may be replaced by the Board.

Committee Authority and Responsibilities

The Audit Committee is to serve as a focal point for communication among non-committee directors, the independent auditor, internal auditor and the Company’s management, as their duties relate to financial accounting, reporting and internal controls. The Audit Committee is to assist the Board of Directors in fulfilling its fiduciary responsibilities as to accounting policies, internal, financial and operating controls, ensuring adequate policies, practices and procedures to properly safeguard the security of the Company’s physical assets and personnel, standards of corporate conduct and performance, reporting practices of the Company and the sufficiency of auditing relative thereto. It is to be the Board’s principal agent in assuring the independence and adequacy of the Company’s independent auditor and internal audit department, the integrity of the Company’s management and the adequacy of disclosure to shareholders.

The Audit Committee shall have the sole authority to appoint or replace the independent auditor and shall have principal responsibility on the behalf of the Board for the oversight of the independent auditor. The Audit Committee shall approve all audit engagement fees and terms and all non-audit engagements with the independent auditor. The Audit Committee shall consult with management but shall not delegate these responsibilities.

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee may when appropriate delegate authority to one or more of its members or to one or more subcommittees.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend meetings of the Committee or to meet with any members of or advisors or consultants to the Committee. The Audit Committee shall meet with management, with the internal auditors and with the independent auditor in separate executive sessions at least quarterly.

The Audit Committee shall provide regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

1

The Audit Committee shall:

Financial Statement and Disclosure Matters

1.

Review and discuss with management and with the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.

Review and discuss with management and with the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

3.

Discuss with management and with the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls, the development, selection and disclosure of critical accounting policies and practices, and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company’s financial statements.

4.

Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as prospective financial information and earnings guidance provided to analysts and rating agencies.

5.	Discuss with management and the independent auditor the effect on the Company’s financial statements of regulatory and accounting initiatives as well as any off-balance sheet structures.
6.

Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

7.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. In particular, discuss:
(a)	the adoption of, or changes to, the Company’s significant auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.
(b)	the management letter provided by the independent auditor and the Company’s response to that letter.
(c)

any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

Oversight of the Company’s Relationship with the Independent Auditor

1.	Review the experience and qualifications of the senior members of the independent auditor team.
2.

Obtain and review a report from the independent auditor at least annually regarding (a) the auditor’s internal quality control procedures, (b) any material issues raised by the most recent quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company.

2

Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and the internal auditor. The Audit Committee shall present its conclusions to the Board and, if so determined by the Audit Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

3.	Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the lead audit partner or even the independent auditing firm on a regular basis.
4.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who were engaged on the Company’s account.
5.	Discuss with the independent auditor any issues on which the national office of the independent auditor has been consulted by the independent auditor’s audit team.
6.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

1.	Periodically review the functions, responsibility and performance of the internal auditing team.
2.	Review significant reports to management prepared by the internal auditing department and management’s responses.
3.	Discuss with the independent auditor the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

1.	Obtain from the independent auditor assurance that Section 10A (“Audit Requirements”) of the Securities Exchange Act of 1934 has not been implicated.
2.

Obtain reports from management, the Company’s internal auditing team and the independent auditor that the Company and its subsidiaries are in conformity with applicable legal requirements and with the Company’s code of business conduct and ethics.

3.	Review and, if appropriate, approve all material transactions with affiliated entities or other related parties or persons.
4.

Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

5.	Discuss with the Company’s legal counsel any legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

3

Procedures For Employee And Other

Third Party Complaints And Inquiries

The Audit Committee is responsible for establishing, and periodically reviewing, procedures for:

(1)           the receipt, retention and treatment of any complaints received by the Company or its subsidiaries concerning any accounting, internal controls, or auditing matters; and

(2)           the submission by any Company employee of any claims or concerns regarding questionable accounting or auditing matters.

The Audit Committee will work with the Company’s internal audit staff in developing these procedures. The Company’s internal audit staff and the senior financial staff will be responsible for insuring that any material claim or other communication concerning the foregoing matters is brought to the attention of the Chairperson of the Audit Committee.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

4

Appendix B

1ST CONSTITUTION BANCORP

COMPENSATION COMMITTEE CHARTER

Purpose

The Compensation Committee is appointed by the Board of Directors (the “Board”) of 1ST Constitution Bancorp (the “Company”) to assist the Board with respect to the compensation of the Company’s officers and its outside directors. The Committee has overall responsibility for evaluating and approving salary, incentive compensation and equity compensation for the Chief Executive Officer of the Company (“CEO”) and the other officers of the Company and for evaluating and recommending to the full Board the compensation levels of non-employee directors of the Company.

The Compensation Committee is also responsible for producing an annual report on executive compensation for inclusion in the Company’s annual proxy statement.

Committee Membership

The Compensation Committee shall consist of no fewer than three members, all of whom shall be non-management directors. The Committee shall undertake reasonable efforts to confirm to the Board that at least two members of the Committee shall meet the independence requirements of the Nasdaq National Market System, the “non-employee director” standard of Rule 16b-3 of the Securities Exchange Act of 1934 and the “outside director” standard of Section 162(m) of the Internal Revenue Code.

The members of the Compensation Committee shall be appointed and replaced by the Board.

Committee Authority and Responsibilities

1.

The Compensation Committee shall have the sole authority to retain any compensation consultant to be used by the Committee to assist it in the evaluation of officer and outside director compensation levels, and the Committee shall have the sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

2.

The Compensation Committee shall annually review and approve for the CEO and the other officers of the Company, (a) the annual base salary level, (b) the annual incentive opportunity level, (c) any long-term incentive opportunity level, (d) equity compensation awards and (e) any other special compensation.

3.

The Compensation Committee shall regularly review and recommend to the Board the compensation of non-employee directors for their service on the Board and on Committees of the Board, including any additional compensation for chairpersons.

4.	The Compensation Committee may when appropriate delegate authority to one or more members or to one or more subcommittees established by the Committee.
5.	The Compensation Committee shall make regular reports to the Board.
6.	The Compensation Committee shall review and reassess the adequacy of this charter annually and recommend to the Board any proposed changes.
7.	The Compensation Committee shall annually review its own performance and report to the Board.

Appendix C

1ST CONSTITUTION BANCORP

NOMINATING COMMITTEE CHARTER

Purpose

The Nominating Committee (the “Committee”) of 1st Constitution Bancorp (the “Company”) is appointed by the Board of Directors of the Company (the “Board”):

(1)

to assist the Board by identifying individuals qualified to become Board members, and to recommend to the Board, consistent with the criteria set forth in the Company’s Corporate Governance Guidelines, the director nominees for the next annual meeting of shareholders and directors to fill any vacancies between annual meetings;

(2)	to develop and recommend to the Board the corporate governance guidelines applicable to the Company;
(3)	to lead the Board in its annual review of the Board’s performance;
(4)	to recommend to the Board director nominees for each Board committee; and
(5)	to review and revise as necessary the Company’s Code of Business Conduct and Ethics.

Committee Membership

The Committee shall consist of no fewer than three members. The members of Committee shall meet the Nasdaq independence requirements.

The members of the Committee shall be appointed and replaced by the Board.

Committee Authority and Responsibilities

1.

The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms. The Committee shall also have the authority to obtain advice and assistance from internal or external legal, accounting or other advisors without the requirement to consult management.

2.	The Committee shall actively seek and identify individuals qualified to become Board members for recommendation to the Board when vacancies occur in the Board.
3.

The Committee shall receive comments from all directors and report annually to the Board with an assessment of the Board’s performance, to be discussed with the full Board following the end of each fiscal year.

4.	The Committee shall review and reassess the adequacy of the Company’s Corporate Governance Guidelines and recommend any proposed changes to the Board for approval.
5.	The Committee may form and delegate authority to subcommittees when appropriate.
6.	The Committee shall make regular reports to the Board.
7.	The Committee shall review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review its own performance.

1ST CONSTITUTION BANCORP

Proxy Solicited on Behalf of the Board of Directors

for the Annual Meeting of Stockholders on May 24, 2007

The undersigned hereby appoints Robert F. Mangano and Joseph M. Reardon and each of them, with full power of substitution, as attorneys and proxies for the undersigned, to attend the annual meeting of shareholders of 1st Constitution Bancorp (the “Company”), to be held at the Forsgate Country Club, 375 Forsgate Drive, Monroe Township, New Jersey, on May 24, 2007, at 3:00 p.m. Eastern Time, or any adjournment thereof, and to vote the number of shares of common stock of the Company that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows:

1.	To vote for the following nominees for election as director of the Company: William M. Rue Frank E. Walsh, III	For All ☐	Withhold All ☐	For All Except ☐
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name of the nominee(s) in the space provided below.

2.	Ratify selection of Grant Thornton LLP as independent registered public accounting firm of the Company.	For ☐	Against ☐	Abstain ☐

3.	In their discretion, on the conduct of other business if properly raised.

The proxies will vote as specified herein or, if a choice is not specified, they will vote “For” the nominees listed in Item 1, “For” the proposal set forth in Item 2, and “For” the conduct of other business if properly raised.

This proxy is solicited by the Board of Directors of the Company.

Please sign exactly as your names appear hereon, indicating, where proper, official position or representative capacity.

Date:________________________, 2007

(Signatures)